Pioneer Power Solutions Inc. 8-K

Exhibit 2.1

Execution Version

ASSET PURCHASE AGREEMENT

by and between

CLEANSPARK, INC.

and

pioneer CUSTOM ELECTRIC PRODUCTS CORP.

May 2, 2018

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

Exhibits:
Exhibit A	Form of Promissory Note
Exhibit B	Form of Equipment Lease Agreement
Exhibit C	Form of $1.60 Warrant
Exhibit D	Form of $2.00 Warrant
Exhibit E	Form of Bill of Sale

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ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) dated as of May 2, 2018, is by and between CLEANSPARK, INC., a Nevada corporation (“Purchaser”), and PIONEER CUSTOM ELECTRIC PRODUCTS CORP., a Delaware corporation (“Seller”). Purchaser and Seller are referred to collectively herein as the “Parties”.

WHEREAS, Purchaser desires to acquire the Acquired Assets (as defined below) from Seller;

WHEREAS, Seller desires to sell to Purchaser (or Pioneer Custom Electric Products Corp., a Nevada corporation and wholly owned subsidiary of Purchaser, “Purchaser Sub”) such Acquired Assets, all as more particularly set forth in this Agreement; and

WHEREAS, in consideration of such sale and certain related non-competition agreements set forth herein, Purchaser will deliver to Seller the Transaction Payments (as defined below), as more particularly set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

1.1.          Acquired Assets. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Purchaser (or Purchaser Sub), and Purchaser shall purchase, acquire and take, or cause to be purchased, acquired and taken, assignment and delivery of all of the assets owned, leased or licensed by or to Seller (wherever located) that are primarily used in, or primarily related to, the Business, except for the Excluded Assets (all of the assets sold, assigned, transferred and delivered to Purchaser hereunder are referred to collectively herein as the “Acquired Assets”), free and clear of all Liens. The Acquired Assets include, all of Seller’s right, title and interest in and to the following that are used in, or related to, the Business:

(a)              Assumed Contracts. All Contracts set forth on Schedule 1.1(a) (collectively, the “Assumed Contracts”);

(b)             Inventories. All products, parts, supplies, materials and other inventories (wherever located), as of the Closing Date and to the extent primarily relating to the Business, including all raw materials, work in process and finished goods inventories, and specifically including those items described on Schedule 1.1(b) (the “Inventories”);

(c)              Books and Records. Those books and records primarily related to the Acquired Assets set forth on Schedule 1.1(c) (the “Acquired Records”);

(d)             Marketing Materials. All email contact lists and any other marketing data and other information related to the Business;

(e)             Intellectual Property. All Intellectual Property described on Schedule 1.1(e) (the “Business Intellectual Property”);

(f)             Permits. All registrations, licenses, permits, registrations, certifications, variances, waivers, interim permits, permit applications, approvals or other authorizations under any Law (the “Permits”), obtained by Seller or any Professional that are exclusively used in, or exclusively related to, the Business;

(g)             Personal Property. All tangible personal property (other than the Equipment), including all supplies, spare parts, tools, leasehold improvements, furniture, furnishings, software, and hardware, used, held for use or intended to be used in the operation of the Business.

(h)             Accounts Receivable. All accounts receivable, trade receivable, notes receivable and other receivables of Seller.

(i)              Causes of Action. All rights, claims or causes of action of Seller against third parties in respect of any of the Acquired Assets described in clauses (a) through (h) above; provided, however, that such claims or rights shall not include any claims, causes of action, defenses and rights of offset or counterclaim relating to the Excluded Assets;

(j)              Assigned Leases. All of Seller’s right, title and interest in and to those real property leases of the Business set forth on Schedule 1.1(j), including, without limitation, that certain Air Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease, dated as of March 9, 2018, by and between Seller and Pico Metal Products, Inc. (the “Assigned Leases”);

(k)             Vehicles. All lift trucks, boom trucks, tractors, delivery trucks and other trucks, trailers automobiles and other vehicles necessary to operate the Business; and

(l)              Other Assets. All other assets not specifically enumerated in this Section 1.1, but otherwise solely and primarily related to the operation of the Business.

1.2.          Excluded Assets. The following assets of Seller shall be retained by Seller and are not being sold or assigned to Purchaser hereunder (all of the following are referred to collectively as the “Excluded Assets”):

(a)             Excluded Contracts. All Contracts to which Seller is a party or by which Seller is bound (other than the Assumed Contracts);

(b)             Cash. All Cash, bank accounts and lockboxes;

(c)             Records. Other than the Acquired Records, all records and other protected business information of Seller;

(d)             Insurance Policies. All insurance policies of Seller and prepaid expenses associated therewith;

(e)             Corporate Records. Seller’s Certificate of Incorporation, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, all of Seller’s Tax Returns and books and records relating to Seller’s Tax Returns or otherwise relating to Tax matters of Seller, for all periods and other documents relating to the organization, maintenance, and existence of Seller as a corporation;

(f)              Rights Under Agreement. Any of the rights of Seller under this Agreement (or under any other agreement between Seller on the one hand and Purchaser on the other hand entered into on or after the date of this Agreement);

(g)             Tax Refunds. All rights and interest in any refund of Taxes to the extent such refund of Taxes is for the benefit of Seller under Section 7.4;

(h)             Real Property. All of Seller’s right, title and interest in and to any owned real property and any leased real property, other than the Assigned Leases;

(i)              Deposits and Prepaid Items. All deposits and advances, prepaid expenses and other prepaid items of Seller, but not including any prepaid Taxes; and

(j)              Other Excluded Assets. All of Seller’s right, title and interest in and to all of its other assets (except for the Acquired Assets).

1.3.          Assumed Liabilities. Subject to the terms and conditions set forth herein, Purchaser shall assume and agree to pay, perform and discharge when due any and all liabilities and obligations of Seller arising out of or relating to the Business or the Purchased Assets on or after the Closing, other than the Excluded Liabilities (collectively, the “Assumed Liabilities”), including, without limitation, the following.

(a)             all trade accounts payable of Seller to third parties in connection with the Business that remain unpaid as of the Closing Date;

(b)             all liabilities and obligations arising under or relating to the Assumed Contracts;

(c)             all liabilities and obligations of Purchaser or its Affiliates relating to employee benefits, compensation or other arrangements with respect to any Transferred Employee arising on or after the Closing;

(d)            all liabilities and obligations for (i) Taxes relating to the Business, the Acquired Assets or the Assumed Liabilities for any taxable period ending after the Closing Date and (ii) Taxes for which Purchaser is liable pursuant to Article VII;

(e)            all other liabilities and obligations arising out of or relating to Purchaser’s ownership or operation of the Business and the Acquired Assets on or after the Closing.

1.4.          Excluded Liabilities. Purchaser shall not assume and shall not be responsible to pay, perform or discharge any of the following liabilities or obligations of Seller (collectively, the “Excluded Liabilities”):

(a)               any liabilities or obligations arising out of or relating to Seller’s ownership or operation of the Business and the Acquired Assets prior to the Closing Date;

(b)              any liabilities or obligations relating to or arising out of the Excluded Assets;

(c)               any Excluded Taxes;

(d)              except as specifically provided in Section 5.11, any liabilities or obligations of Seller relating to or arising out of (i) the employment, or termination of employment, of any Employee prior to the Closing, or (ii) workers’ compensation claims of any Employee which relate to events occurring prior to the Closing Date;

(e)              any liabilities or obligations of Seller arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others; and

(f)               all liabilities arising out of pending lawsuits against Seller, including, but not limited to, the pending lawsuit of Myers Power Products, Inc. v. Pioneer Power Solutions, Inc., Pioneer Custom Electrical Products, Corp., et al., Los Angeles County Superior Court Case No. BC606546 (“Myers Power Case”).

1.5.          Payment of Purchase Price.

(a)               For purposes of this Agreement, the “Purchase Price” shall be comprised of:

(i)           an 18-month promissory note in the principal amount equal to the net carrying value of the current assets and liabilities of the Business at the Closing (the “Net Value”), in substantially the form attached hereto as Exhibit A (the “Note”);

(ii)          an equipment lease agreement in substantially the form attached hereto as Exhibit B, which shall provide for the lease of the Equipment from Seller to Purchaser (the “Equipment Lease”);

(iii)        7,000,000 shares of Purchaser Common Stock based on an agreed upon value of $0.80 per share, for a total agreed upon value of $5,600,000 (the “Shares”);

(iv)        a five-year warrant to purchase 1,000,000 shares (the “$1.60 Warrant Shares”) of Purchaser Common Stock at an exercise price of $1.60 per share, in substantially the form attached hereto as Exhibit C (the “$1.60 Warrant”);

(v)          a five-year warrant to purchase 1,000,000 shares (together with the $1.60 Warrant Shares, the “Warrant Shares”) of Purchaser Common Stock at an exercise price of $2.00 per share, in substantially the form attached hereto as Exhibit D (the “$2.00 Warrant” and together with the $1.60 Warrant, the “Warrants”).

(b)             As of March 31, 2018, the Net Value is estimated to be $1,686,063. The final Net Value shall be determined following the Closing Date in accordance with Section 1.6.

1.6.          Final Determination of Net Value.

(a)              By not later than thirty (30) calendar days after the Closing, Purchaser shall deliver to Seller a statement setting forth Purchaser’s calculation of the Net Value as of the Closing (the “Net Value Statement”), in each case, together with reasonable supporting detail.

(b)             Following Seller’s receipt of Purchaser’s Net Value Statement and until the Net Value is finally determined pursuant to this Section 1.6, Seller and its representatives shall be permitted to review Purchaser’s books and records related to the Business and working papers related to Purchaser’s Net Value Statement, and Purchaser shall provide Seller and its respective representatives with reasonable access to Purchaser’s personnel, books and records related to the Business in connection with such review during the 30 day period following Purchaser’s delivery thereof to Seller. The Net Value Statement delivered by Purchaser shall become final and binding on the parties thirty (30) days following Purchaser’s delivery thereof to Seller unless Seller delivers written notice of its disagreement (“Notice of Disagreement”) to Purchaser on or prior to such date. If a timely Notice of Disagreement is delivered by Seller, then the Net Value Statement shall become final and binding on the parties on the earlier of (x) the date Purchaser and Seller resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement, and (y) the date all matters in dispute are finally resolved in writing by the Firm.

(c)              During the thirty (30) days following delivery of a Notice of Disagreement, Purchaser and Seller shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. At the end of such 30-day period, Purchaser and Seller shall submit such dispute to the Firm for resolution of all matters which remain in dispute which were included in the Notice of Disagreement (and shall take all actions reasonably requested by the Firm in connection with such resolution, including submitting written claims to the Firm if so requested), and the Firm shall make a final determination of the Net Value as of the Closing, in accordance with the terms of this Agreement (with it being understood that the parties will request that the Firm deliver to the parties its resolution in writing not more than thirty (30) days after its engagement). The Firm shall make a determination only with respect to the matters still in dispute and, with respect to each such matter, its determination shall be within the range of the dispute between Purchaser in the Net Value Statement and Seller in the Notice of Disagreement.

1.7.         Allocation of Purchase Price. Within ninety (90) days of the Closing Date, Purchaser shall provide to Seller a schedule allocating the Purchase Price among the Acquired Assets provided for in (the “Purchase Price Allocation Schedule”). The Purchase Price Allocation Schedule shall be prepared by Purchaser in accordance with the Code and the methodologies set forth on Schedule 1.7. If within thirty (30) days of receiving the Purchase Price Allocation Schedule, Seller has not objected, the Purchase Price Allocation Schedule shall be final and binding. If within thirty (30) days of receiving the Purchase Price Allocation Schedule, Seller objects to the Purchase Price Allocation Schedule, Purchaser will work in good faith with Seller to resolve any objections of Seller; provided that if after thirty (30) days, Seller and Purchaser are unable to agree, Purchaser will prepare a final Purchase Price Allocation Schedule consistent with the methodologies set forth on Schedule 1.7. The Parties shall make appropriate adjustments to the Purchase Price Allocation Schedule to reflect adjustments to the Purchase Price. The Parties agree, for all Tax reporting purposes, to report the transactions contemplated by this Agreement in accordance with the Purchase Price Allocation Schedule, as finally determined, and to not take any position during the course of any audit or other proceeding inconsistent with the Purchase Price Allocation Schedule, as finally determined, unless required by applicable Law or a determination of the applicable Governmental Authority that is final.

ARTICLE II

CLOSING

2.1.          The Closing. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, the closing (“Closing”) of the sale and purchase of the Acquired Assets contemplated hereby shall take place on the third Business Day following the day on which the last of the conditions set forth in Section 2.4 or Section 2.5, as applicable, to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) will be satisfied or waived in accordance with this Agreement. The Closing shall take place at the offices of Haynes and Boone LLP, 30 Rockefeller Plaza, 26th Floor, New York, New York 10112, at 10:00 a.m., local time. The day of Closing is referred to hereinafter as the “Closing Date.”

2.2.          Deliveries by Seller. At the Closing, Seller shall deliver to Purchaser the following:

(a)             a bill of sale in substantially the form attached hereto as Exhibit E (the “Bill of Sale”), duly executed by Seller;

(b)             the Equipment Lease, duly executed by Seller;

(c)             evidence, in form and substance reasonably satisfactory to Purchaser, that all consents, notices and authorizations necessary to transfer the Acquired Assets to Purchaser have been obtained or given;

(d)             assignment agreements for the transfer of all Business Intellectual Property, including assignments of any patented or registered Business Intellectual Property and any applications therefor;

(e)             other instruments of transfer reasonably required by Purchaser to evidence the transfer of the Acquired Assets to Purchaser, in each case duly executed by Seller;

(f)              a certificate of Seller’s secretary certifying (i) resolutions of the board of directors of Seller and resolutions of the equityholders of Seller approving this Agreement and the transactions contemplated hereby and (ii) the bylaws of Seller, as amended and/or restated;

(g)             a copy of Seller’s Certificate of Incorporation, certified as of a recent date by the Secretary of State of Delaware; and

(h)             a certificate of good standing or comparable certificate for Seller as of a recent date from the Secretary of State of the State of Delaware.

2.3.          Deliveries by Purchaser. At the Closing, Purchaser shall deliver to Seller the following:

(a)              the Note, duly executed by Purchaser;

(b)              the $1.60 Warrant, duly executed by Purchaser;

(c)              the $2.00 Warrant, duly executed by Purchaser

(d)              the Bill of Sale, duly executed by Purchaser;

(e)              the Equipment Lease, duly executed by Purchaser;

(f)              a certificate of Purchaser’s secretary certifying (i) resolutions of the board of directors of Purchaser and resolutions of the equityholders of Purchaser, to the extent required by applicable Law, approving this Agreement and the transactions contemplated hereby and (ii) the bylaws of Purchaser, as amended and/or restated;

(g)             a copy of each of Purchaser’s and Purchaser Sub’s Articles of Incorporation, certified by the Secretary of State of the State of Nevada; and

(h)             a certificate of good standing for each of Purchaser and Purchaser Sub as of a recent date from the Secretary of State of the State of Nevada.

2.4.         Conditions to Purchaser’s Obligation. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing:

(a)              (i) Except for the representations and warranties in Section 3.2 (Due Authorization) and Section 3.15 (Financial Advisors/Brokers Fees), the representations and warranties of Seller set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of and as though made on the Closing Date (except for any representations and warranties that are expressly stated to have been made as of a specified date prior to the date of this Agreement, which shall have been true and correct as of such specified date); provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception in such representations and warranties relating to materiality or a Seller Material Adverse Effect, and instead, for purposes of this condition, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, has had or is reasonably likely to have a Seller Material Adverse Effect; (ii) the representations and warranties in Section 3.2 (Due Authorization) shall be true and correct in all material respects as of the date of this Agreement and as of and as though made on the Closing Date (except for any representations and warranties that are expressly stated to have been made as of a specified date prior to the date of this Agreement, which shall have been true and correct as of such specified date); and (iii) the representations and warranties in Section 3.15 (Financial Advisors/Brokers Fees) shall be true and correct in all respects as of the date of this Agreement and as of and as though made on the Closing Date.

(b)             Seller shall have performed in all material respects all of the covenants and agreements required to be performed by Seller under this Agreement at or prior to the Closing.

(c)             Since the date of this Agreement, there will not have occurred or arisen any change, effect, fact, condition, circumstance, occurrence, state of facts or development, nor will there exist any change, effect, fact, condition, circumstance, occurrence, state of facts or development, which, individually or in the aggregate, have resulted, or would reasonably be expected to result, in a Seller Material Adverse Effect.

(d)             No action or proceeding by or before any Governmental Authority shall be pending wherein an unfavorable judgment, decree or order would prevent the consummation of the transactions contemplated hereby or cause such transactions to be rescinded, and no judgment, decree, order or Applicable Law that would prohibit the consummation of the Closing shall be in effect.

(e)              Seller shall have delivered to Purchaser the deliverables set forth in Section 2.2(a)-(h).

2.5.          Conditions to Seller’s Obligations. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing:

(a)             The representations and warranties of Purchaser set forth in Article IV hereof shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

(b)             Purchaser shall have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.

(c)             No action or proceeding by or before any Governmental Authority shall be pending wherein an unfavorable judgment, decree or order would prevent the consummation of the transactions contemplated hereby or cause such transactions to be rescinded, and no judgment, decree, order or applicable Law that would prohibit the consummation of the Closing shall be in effect.

(d)             Purchaser shall have delivered to Seller the deliverables set forth in Section 2.3(a)-(h).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Pioneer Reports filed with the SEC since January 1, 2017 and publicly available prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factors section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) or in the corresponding sections or subsections of the disclosure schedule in agreed form delivered to Purchaser by Seller contemporaneously with this Agreement (the “Disclosure Schedule”), Seller hereby represents and warrants to Purchaser as follows::

3.1.         Organization and Corporate Power. Seller is a corporation duly organized, validly existing and in good standing under the Laws of Delaware. Seller is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the failure to so qualify or be in good standing would result in a Seller Material Adverse Effect. Seller has full corporate power and authority to execute, deliver and perform this Agreement, the Related Agreements and all other instruments, agreements, certificates and documents contemplated hereby and thereby, and to consummate the transactions contemplated hereby and thereby and to carry on the Business as conducted at the present time.

3.2.          Due Authorization. This Agreement and the Related Agreements have been duly authorized, executed and delivered by Seller and constitute or, when executed will constitute, a valid and legally binding agreement of Seller, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting creditors’ rights generally or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3.3.          No Violation; Consents.

(a)             Except as set forth on Schedule 3.3(a), the execution, delivery and performance by Seller of this Agreement, the Related Agreements or any other instruments, agreements, certificates and documents contemplated hereby or thereby do not and will not (i) violate any Order applicable to Seller, any of the Acquired Assets, or the Business; (ii) violate any Law; (iii) violate or conflict with, result in a breach of, constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, permit cancellation of, or result in the creation of any Lien upon any of the Acquired Assets under, any Contract to which Seller is a party or by which Seller or any of the Acquired Assets are bound; (iv) permit the acceleration of the maturity of any Indebtedness of Seller related to the Business or Indebtedness secured by the Acquired Assets; or (v) violate or conflict with any provision of the Certificate of Incorporation or bylaws of Seller.

(b)             Except for as would not individually, or in the aggregate, be reasonably likely to have a Seller Material Adverse Effect, no consents or approvals of, or filings or registrations by Seller with, any Governmental Authority or any other Person not a Party are necessary in connection with the execution, delivery and performance of this Agreement, the Related Agreements or the other instruments, agreements, certificates and documents contemplated hereby or thereby by Seller and the consummation by Seller of the transactions contemplated hereby and thereby.

(c)              Seller has not breached any provision of, nor is it in default under the terms of, any Contract to which it is a party or under which it has any rights or by which it is bound which primarily relates to the Business or the Acquired Assets, which breach or default would give the other party to such Contract the right to cancel or terminate such contract or accelerate performance of Seller’s obligations thereunder, and to Seller’s Knowledge, no other party to any such Contract has breached such Contract or is in default thereunder in any material respect.

3.4.          Material Contracts.

(a)              Schedule 3.4(a) contains an accurate and complete list of all Contracts with respect to the conduct of the Business to which Seller is a party or pursuant to which the Acquired Assets or the Business may be bound (the “Material Contracts”).

(b)             True and complete copies of each of the foregoing Material Contracts, including all amendments, supplements and modifications to each such Material Contract, have been made available for review by Purchaser. Except as disclosed on Schedule 3.4(b), (i) each Material Contract is in full force and effect and is a valid, legal and binding agreement of Seller, and enforceable against the other party or parties thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general principles of equity; (ii) each Material Contract may be assigned to Purchaser without the consent of or notice to any third party; (iii) no Material Contract contains any termination right upon a change in control or sale of all or substantially all of Seller’s assets; and (iv) each Material Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby.

3.5.          Financial Statements.

(a)              Seller has delivered to Purchaser the following unaudited financial statements:

(i)           the gross profit and net revenue of the Business for the three-month period ended March 31, 2018 attached hereto as Schedule 3.5(a)(i) (the “Interim Financials”); and

(ii)          the gross profit and net revenue of the Business for the fiscal years ended December 31, 2016 and December 31, 2017, each of the foregoing attached hereto as Schedule 3.5(a)(ii) (the “Historical Financials” and, together with the Interim Financials, the “Financial Statements”).

The Financial Statements fairly present the net revenue and gross profit of the Business for the periods covered thereby, are consistent with the books and records of Seller and have been prepared in accordance with GAAP. The Financial Statements do not reflect any transactions which are not bona fide transactions and do not contain any untrue statements of a fact or omit to state any fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

(b)             Schedule 3.5(b) sets forth a list of (i) all Indebtedness of the Business and (ii) the principal amount of, interest rate applicable to and all accrued and unpaid interest owing on, each item of Indebtedness of the Business. Seller has provided Purchaser with true and complete copies of the notes, loan agreements or other documentation evidencing the Indebtedness of the Business prior to the date hereof.

3.6.          Absence of Undisclosed Liabilities. Except as set forth in Schedule 3.6, Seller does not have any Liability related to the Business of a type required to be reflected on an balance sheet other than (a) Liabilities set forth in the Financial Statements and (b)  Liabilities which have arisen after the date of the Interim Financials in the Ordinary Course of Business (none of which is a Liability for breach of contract, breach of warranty, tort, infringement, violation of Law, claim or lawsuit).

3.7.         Absence of Certain Developments. Except as set forth on Schedule 3.7, since March 31, 2018, there has occurred no Seller Material Adverse Effect and no fact or condition exists or is contemplated or threatened which would reasonably be expected to result in a Seller Material Adverse Effect. Except as set forth on Schedule 3.7, since March 31, 2018, Seller has conducted the Business only in the Ordinary Course of Business and, without limiting the generality of the foregoing, Seller has not:

(a)              mortgaged or pledged any properties or assets or subjected any property or asset to any Lien, except Liens for current Taxes not yet due and payable;

(b)             sold, assigned, transferred or licensed any tangible or intangible assets used in the Business (including any Business Intellectual Property) or canceled any debts or claims with respect to the Business except in the Ordinary Course of Business;

(c)              made any commitment for capital expenditures with respect to the Business;

(d)             suffered any theft, damage, destruction or casualty loss, whether or not covered by insurance, with respect to the Business;

(e)              paid any amount, performed any obligation or agreed to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of Liability against Seller or any of its directors, managers, officers, employees or agents with respect to the Business; or

(f)              committed to do any of the foregoing.

3.8.          Tangible Assets. Seller has good and marketable title to or a valid leasehold interest in all of the Acquired Assets, free and clear of all Liens, except for Permitted Liens. All of the tangible personal property included among the Acquired Assets and the Leased Assets has been adequately maintained in a manner consistent with normal industry practices and all such property is fully operational and in good condition in all respects (with the exception of normal wear and tear).

3.9.          Intellectual Property.

(a)              Seller owns or has the right to use all Business Intellectual Property. To Seller’s Knowledge, Seller has not interfered with, infringed upon, misappropriated, or violated any Intellectual Property owned by any Person other than Seller (the “Third Party Intellectual Property”), the products, services and operation of the Business have not and do not infringe, misappropriate or otherwise violate any Third Party Intellectual Property and Seller has not received any written charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any offer to license or any claim that Seller must license or refrain from using any Third Party Intellectual Property). The Intellectual Property is not subject to any outstanding Order or ruling and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the Business Intellectual Property. To Seller’s Knowledge, no third party has interfered with, infringed upon, misappropriated, or violated any of the Business Intellectual Property in any respect.

(b)             Schedule 1.1(e) identifies each patent, registered Trademark, or registered copyright included among the Business Intellectual Property, identifies each pending patent application, application for registration of any Trademark, or application for registration of any copyright which Seller has made with respect to any of the Business Intellectual Property, and any licenses or sublicenses with respect to the foregoing which are utilized or required in the conduct of the Business. Seller has delivered to Purchaser correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Except as set forth on Schedule 1.1(e), Seller does not own or license any unregistered Trademark, copyright or computer software item in the conduct of the Business.

(c)              Seller possesses all right, title, and interest in and to the Business Intellectual Property, free and clear of any Lien, license, or other restriction. To Seller’s Knowledge, the Business Intellectual Property and Seller’s rights thereto are valid and enforceable.

(d)             All current and former employees, contractors and third parties who have created, conceived, reduced to practice or developed any Intellectual Property in connection with the Business have executed valid, written agreements assigning all right, title and interest in and to such Intellectual Property to Seller and have executed all documents necessary to the filing and prosecution of all Business Intellectual Property rights. Seller has taken all steps reasonably required to protect the secrecy of all trade secrets and proprietary information included in the Business Intellectual Property.

(e)              All necessary documents and certificates in connection with the Business Intellectual Property have been filed with the relevant authorities in the United States or foreign jurisdictions, for the purposes of maintaining all rights in the Business Intellectual Property.

(f)              The consummation of the transactions contemplated by this Agreement shall not alter, impair or extinguish any rights of Seller or any of its Affiliates in the Business Intellectual Property, and all Business Intellectual Property shall be owned or available for use by Purchaser on identical terms and conditions immediately following the Closing, without payment of any additional fees or obtaining any additional permissions or consents. Neither the execution, delivery, or performance of this Agreement, nor the consummation of any of the transactions contemplated under this Agreement will violate any applicable Laws or any privacy policies or other Contracts pertaining to the collection, storage, use, disclosure or transfer of any data protected under any applicable Law. Seller has provided to Purchaser true and correct copies of all such privacy policies and Contracts.

3.10.        Compliance with Laws and Regulations; Permits.

(a)              Seller has complied in all material respects with all Laws applicable to the Business.

(b)              Seller owns, holds or possesses all Permits that are necessary to entitle it to own or lease, operate and use the properties and assets of the Business and to carry on and conduct the Business substantially as currently conducted. Schedule 3.10(b) sets forth a list of each Permit issued to Seller which are related to the conduct of the Business as currently conducted or the ownership of the Acquired Assets. Complete and correct copies of all of the Permits have been made available to Purchaser. Except as set forth on Schedule 3.10(b), since December 31, 2017: (i) Seller has fulfilled and performed its material obligations under each of the Permits, and no event has occurred or condition or state of facts exists that constitutes or, after notice or lapse of time or both, would constitute a material breach or default by Seller under any such Permit or that permits or, after notice or lapse of time or both, would permit revocation or termination of any such Permit; (ii) no written notice of cancellation, of default or of any dispute concerning any Permit, or of any event, condition or state of facts described in the preceding clause, has been received by Seller; and (iii) each Permit is valid, subsisting and in full force and effect and will continue in full force and effect after the transactions contemplated by this Agreement, in each case without (A) the occurrence of any breach, default or forfeiture of rights thereunder or (B) the consent, approval, or act of, or the making of any filing with, any Governmental Authority.

(c)              Seller complies with the Foreign Corrupt Practices Act, 15 U.S.C. 78dd et seq., and all local laws concerning corrupt payments, including applicable export control, money laundering and anti-terrorism Laws. Neither Seller nor, to Seller’s Knowledge, any employee or contractor of Seller has, directly or indirectly, on behalf of or with respect to Seller or the Business, offered, paid, solicited or received any remuneration in violation of any Law (including any kickback, bribe, or rebate and regardless of form, whether in money, property or services) directly or indirectly, overtly or covertly, in return for obtaining or retaining business or securing an improper advantage in violation of any applicable Law.

3.11.        Litigation. Except as disclosed in Schedule 3.11, with respect to the Business, there are no actions, suits or proceedings at law or in equity, arbitration proceedings, or claims, demands or investigations, pending or to Seller’s Knowledge, threatened against or involving Seller or, including any proceedings by or before any Governmental Authority. Seller is not in violation of any Order with respect to the Business.

3.12.        [Reserved].

3.13.        Taxes.

(a)              Seller has duly and timely filed all Tax Returns that were due and that relate directly to the Acquired Assets or the Business. All such Tax Returns are true, correct, and complete in all material respects. All Taxes due and payable with respect to such Tax Returns (whether or not shown as payable), or otherwise due and payable by Seller and relating to any Acquired Asset or the Business, have been timely paid to the appropriate Governmental Authority. There are no existing Liens for Taxes on any of the Acquired Assets other than for statutory liens for Taxes not yet due and payable.

(b)             Seller has timely and properly withheld (i) all required amounts from payments to its employees, agents, contractors, nonresidents, shareholders and other Persons and (ii) all sales, use, ad valorem, and value added Taxes, in each case, to the extent solely and exclusively relating to the Acquired Assets or the Business. Seller has timely remitted all such Taxes to the proper Governmental Authority in accordance with all applicable Laws.

(c)              Seller has not extended any statute of limitations relating to any Taxes solely and exclusively relating to the Acquired Assets or the Business. No audits or other proceedings are ongoing or threatened with respect to any Tax Return or Taxes of Seller that solely and exclusively relate to the Acquired Assets or the Business.

3.14.        Entire Interest; All Assets. The Acquired Assets include all property, assets and rights primarily related to, primarily used in, or primarily dedicated to, the conduct of the Business as currently conducted by Seller. No Affiliate of Seller or any other Person holds any right, title or interest in any of the Acquired Assets. The Acquired Assets are adequate to conduct the Business as currently conducted.

3.15.        Financial Advisors/Broker Fees. None of Seller nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

3.16.        Customers and Suppliers.

(a)              Schedule 3.16(a) sets forth (i) a list of names and addresses of the customers of the Business from January 1, 2016 through April 14, 2018 (the “Material Customers”) and the top ten suppliers of the Business (the “Material Suppliers”) and the dollar amount of purchase or sales which each such customer or supplier represented during each of the years ended December 31, 2017 and 2016.

(b)              Except as set forth in Schedule 3.16(b), there exists no actual or written threat of, termination, cancellation, reduction or limitation of, or any modification or change in, the business relationship of Seller with any Material Customer or group of Material Customers, or whose purchases individually or in the aggregate are material to Seller or the operation of the Business, or with any Material Supplier or group of Material Suppliers, or whose sales individually or in the aggregate are material to Seller or the operation of the Business, and there exists no present or reasonably foreseeable condition or state of facts or circumstances involving Material Customers or Material Suppliers which would reasonably be expected to cause a Seller Material Adverse Effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PURCHASER SUB

Purchaser represents and warrants to Seller as of the Closing Date, as follows:

4.1.          Organization and Corporate Power. Purchaser (a) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada and (b) is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the failure so to qualify would have a Purchaser Material Adverse Effect. Purchaser has full power and authority to execute, deliver and perform this Agreement and the Related Agreements and to consummate the transactions contemplated hereby.

4.2.          Capital Structure. The authorized capital stock of Purchaser consists of: (i) 100,000,000 shares of Purchaser Common Stock; and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of Parent (the “Purchaser Preferred Stock”). As of the date of this Agreement: (A) 34,839,670 shares of Purchaser Common Stock were issued and outstanding (not including shares held in treasury); (B) 0 shares of Purchaser Common Stock were issued and held by Purchaser in its treasury; and (C) 1,000,000 shares of Purchaser Preferred Stock were issued and outstanding; and as of the date of this Agreement, no additional shares of Purchaser Common Stock or shares of Purchaser Preferred Stock have been issued. All of the outstanding shares of capital stock of Purchaser are, and all shares of capital stock of Purchaser which may be issued as contemplated or permitted by this Agreement, including the shares of Parent Common Stock constituting the Purchase Price and the Warrant Shares, will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights. As of the Closing, Purchaser shall have reserved from its duly authorized capital stock not less than the maximum number of shares of Purchaser Common Stock issuable (i) as contemplated or permitted by this Agreement and (ii) upon exercise of the Warrants. The capitalization of Purchaser immediately prior to the Closing Date is set forth on Schedule 4.2(a) attached hereto and the capitalization of Purchaser immediately following the Closing Date is set forth on Schedule 4.2(b) attached hereto. Except as disclosed in Schedule 4.2(b): (i) none of Purchaser’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by Purchaser; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of Purchaser or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which Purchaser or any of its subsidiaries is or may become bound to issue additional capital stock of Purchaser or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of Purchaser or any of its subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of Purchaser or any of its subsidiaries or by which Purchaser or any of its subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with Purchaser or any of its subsidiaries; (v) there are no agreements or arrangements under which Purchaser or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (vi) there are no outstanding securities or instruments of Purchaser or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Purchaser or any of its subsidiaries is or may become bound to redeem a security of Purchaser or any of its subsidiaries; and (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Warrants or the shares of Purchaser Common Stock issuable upon the exercise of the Warrants; (viii) Purchaser has not issued any stock appreciation rights or “phantom stock” or any similar rights.

4.3.          Authorization. This Agreement and the Related Agreements have been duly authorized, executed and delivered by Purchaser and constitutes or, when executed will constitute, a valid and legally binding agreement of Purchaser, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting creditors’ rights generally or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.4.          Governmental Consents. No Consent of any Governmental Authority is required to be obtained or made by Purchaser in connection with the execution, delivery, and performance by Purchaser of this Agreement and the transactions contemplated hereby, except for: (i) the filing of such reports under the Exchange Act as may be required in connection with this Agreement, and the transactions contemplated by this Agreement; (ii) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of any securities exchange; and (iii) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

4.5.          No Breach. The execution, delivery and performance by Purchaser of this Agreement, the Related Agreements or any other instruments, agreements, certificates and documents contemplated hereby or thereby will not violate or conflict with any provision of the Articles of Incorporation of Purchaser; nor do such actions constitute a default of or require the consent or approval under any agreement or instrument to which Purchaser is a party or by which Purchaser’s assets are bound, or require Purchaser to obtain the approval or consent of any Governmental Authority; nor will such actions materially violate any applicable Law presently applicable to Purchaser.

4.6.          SEC Filings; Financial Statements; Undisclosed Liabilities.

(a)              Purchaser has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2016 (the “Purchaser SEC Documents”). True, correct, and complete copies of all the Purchaser SEC Documents are publicly available on EDGAR. As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Purchaser SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, and the rules and regulations of the SEC thereunder applicable to such Purchaser SEC Documents. None of the Purchaser SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Purchaser SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Purchaser SEC Documents. None of Purchaser’s subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC.

(b)             Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the Purchaser SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position and the results of operations, changes in stockholders’ equity, and cash flows of Purchaser and its consolidated subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material).

(c)              The audited balance sheet of Purchaser dated as of December 31, 2017 contained in the Purchaser SEC Documents filed prior to the date hereof is hereinafter referred to as the “Purchaser Balance Sheet.” Except as disclosed in Schedule 4.6(c), neither Purchaser nor any of its subsidiaries has any Liabilities other than Liabilities that: (i) are reflected or reserved against in the Purchaser Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the Purchaser Balance Sheet in the Ordinary Course of Business; (iii) are incurred in connection with the transactions contemplated by this Agreement; or (iv) would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

4.7.          Absence of Certain Developments.

Except as set forth on Schedule 4.7, since the date of the Purchaser Balance Sheet, there has occurred no Purchaser Material Adverse Effect and no fact or condition exists or is contemplated or threatened which would reasonably be expected to result in a Purchaser Material Adverse Effect. Except as set forth on Schedule 4.7, since the date of the Purchaser Balance Sheet, Purchaser has conducted its business only in the Ordinary Course of Business and, without limiting the generality of the foregoing, Purchaser has not:

(a)              mortgaged or pledged any properties or assets or subjected any property or asset to any Lien, except Liens for current Taxes not yet due and payable;

(b)             sold, assigned, transferred or licensed any tangible or intangible assets or canceled any debts or claims except in the Ordinary Course of Business;

(c)              made any commitment for capital expenditures;

(d)             suffered any theft, damage, destruction or casualty loss, whether or not covered by insurance;

(e)              paid any amount, performed any obligation or agreed to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of Liability against Seller or any of its directors, managers, officers, employees or agents; or

(f)              committed to do any of the foregoing.

4.8.          Compliance with Laws and Regulations; Permits.

(a)              Purchaser has complied in all material respects with all Laws applicable to its business.

(b)             Purchaser owns, holds or possesses all Permits that are necessary to entitle it to own or lease, operate and use the properties and assets to carry on and conduct its business substantially as currently conducted. Except as set forth on Schedule 4.8(b), since December 31, 2017: (i) Purchaser has fulfilled and performed its material obligations under each of the Permits, and no event has occurred or condition or state of facts exists that constitutes or, after notice or lapse of time or both, would constitute a material breach or default by Purchaser under any such Permit or that permits or, after notice or lapse of time or both, would permit revocation or termination of any such Permit; (ii) no written notice of cancellation, of default or of any dispute concerning any Permit, or of any event, condition or state of facts described in the preceding clause, has been received by Purchaser; and (iii) each Permit is valid, subsisting and in full force and effect and will continue in full force and effect after the transactions contemplated by this Agreement, in each case without (A) the occurrence of any breach, default or forfeiture of rights thereunder or (B) the consent, approval, or act of, or the making of any filing with, any Governmental Authority.

(c)              Purchaser complies with the Foreign Corrupt Practices Act, 15 U.S.C. 78dd et seq., and all local laws concerning corrupt payments, including applicable export control, money laundering and anti-terrorism Laws. Neither Purchaser nor, to Purchaser’s Knowledge, any employee or contractor of Purchaser has, directly or indirectly, on behalf of or with respect to Purchaser, offered, paid, solicited or received any remuneration in violation of any Law (including any kickback, bribe, or rebate and regardless of form, whether in money, property or services) directly or indirectly, overtly or covertly, in return for obtaining or retaining business or securing an improper advantage in violation of any applicable Law.

4.9.          Financial Advisors; Broker Fees. Neither Purchaser nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

4.10.        Litigation. There are no actions, suits or proceedings pending or, to Purchaser’s knowledge, threatened against or affecting Purchaser or its Affiliates at law or in equity, by or before any Governmental Authority, arbitrator or any other Person, which could adversely affect Purchaser’s performance under this Agreement and/or the Related Agreements to which it is a party or the consummation of the transactions contemplated thereby.

4.11.         No Integrated Offering. None of Purchaser or any of its Affiliates or subsidiaries, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of Purchaser for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules, regulations or requirements that permit trading of the Purchaser Common Stock on the OTCQB that would reasonably lead to the suspension of the trading of the Purchaser Common Stock on the OTCQB. None of Purchaser or its Affiliates or subsidiaries or any Person acting on its or their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

4.12.         Purchaser Sub.  Since the date of its incorporation, Purchaser Sub has not carried on any business or conducted any operations. Purchaser Sub was incorporated solely for the purpose of consummating the transactions contemplated by this Agreement and the Related Agreements. All of the outstanding shares of capital stock of Purchaser Sub have been validly issued, are fully paid and nonassessable and are owned by, and the Closing will be owned by, Purchaser free and clear of all Liens.

ARTICLE V

COVENANTS AND AGREEMENTS

5.1.          Conduct of the Business. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Purchaser, Seller shall (x) conduct the Business in the Ordinary Course of Business and (y) use reasonable best efforts to maintain and preserve intact its current Business organization, operations and franchise and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having relationships with the Business.

5.2.          Public Statements. Unless required by applicable Law, including the rules and regulations of any securities exchange, no press release or public announcement related to this Agreement or the transactions contemplated herein or any other announcement or communication shall be issued or made by any Party without the advance approval of the other Party, in which case the non-disclosing Party shall be provided a reasonable opportunity to review and provide suggested comments concerning the disclosure contained in such press release, announcement or communication prior to issuance, distribution or publication; provided, however, that if any disclosure related to this Agreement, or the transactions contemplated herein, is required by applicable Law, including the rules and regulations of any securities exchange, Purchaser shall have the right to review and comment on such disclosure and Seller shall reasonably consider including such comments prior to making such disclosure. The foregoing shall not limit Seller from publicly filing the Agreement and making additional disclosures in connection therewith, in each case as required by applicable Law and securities regulations.

5.3.          Consents Not Obtained at Closing.

(a)             To the extent any Contract is not capable of being assigned without the consent or waiver of the other party thereto or any third party (including any Governmental Authority), or if such assignment or attempted assignment would constitute a breach thereof or a violation of any Law or Order, neither this Agreement nor the Bill of Sale shall constitute an assignment or an attempted assignment of such Contract.

(b)             If any such consents and waivers are not obtained with respect to any Contract, the Bill of Sale shall constitute an equitable assignment by Seller to Purchaser of all of Seller’s rights, benefits, title and interest in and to such Contract, to the extent permitted by Law, and Purchaser shall be deemed to be Seller’s agent for the purpose of completing, fulfilling and discharging all of Seller’s rights and liabilities arising after the Closing Date under such Contract, and Seller shall take all necessary steps and actions to provide Purchaser with the benefits of such Contract.

5.4.         Cooperation. After the Closing, Seller shall, at the Parties’ shared expense, cooperate, as and to the extent reasonably requested by Purchaser, in connection with any litigation, arbitration or similar proceeding brought by or against any third party in connection with (i) any transaction contemplated by this Agreement or (ii) any fact or condition relating to the Acquired Assets or the Business. Such cooperation shall include making available to Purchaser the relevant books, records, information and employees of Seller, allowing the relevant personnel of Seller to assist Purchaser in participating in any such matter, executing and delivering documents or instruments and taking all such action as Purchaser reasonably requests in connection with such matter.

5.5.         Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, Purchaser and Seller each will use their commercially reasonable efforts to cooperate and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated by this Agreement, including without limitation, Seller obtaining customary insurance for the Acquired Assets and the preparation of any financial statements related to the Business as may be required by applicable Law.

5.6.          Specific Performance. Each of Purchaser and Seller acknowledges and agrees that the other party would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of Purchaser and Seller agree that the other party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Action instituted in any court in the United States or in any state having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled pursuant hereto.

5.7.          Further Assurances. In the event that at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, including, but not limited to, transferring any Business Intellectual Property or Permits so that Purchaser becomes the holder of record of such Business Intellectual Property or Permits, each of the parties hereto will take such commercially reasonable further action (including the execution and delivery of such further instruments and documents) as any other party hereto reasonably may request. Without limiting the foregoing, Seller agrees to cooperate with Purchaser and its respective Affiliates with any post-Closing notification requirements and shall provide such information to Purchaser and its Affiliates as such Persons may reasonably require to complete such notification.

5.8.           Access to Books and Records. From the date hereof until the Closing, Seller shall provide Purchaser and its authorized representatives with reasonable access, during normal business hours and upon reasonable written notice, to the books and records of Seller related to the Business in order for Purchaser to have the opportunity to make reasonable investigation thereof, in each case, if (a) permitted under applicable Law, (b) such books and records are not subject to confidentiality agreements or other non-disclosure obligations, (c) disclosing such books and records would not adversely affect any attorney-client privilege, work product or similar privilege and (d) such access does not unreasonably disrupt the operations of the Business.

5.9.           Confidentiality. Subject to Section 5.8, Purchaser shall not (and shall cause its employees, agents, representatives and Affiliates not to) contact, in any manner, any officer, director, employee, manager, customer, supplier or other business relation of Seller prior to the Closing without the prior written consent of Seller. Purchaser shall, and shall cause its employees, agents, representatives and Affiliates to, abide by the terms of a confidentiality agreement customary for transaction of this type with respect to such access and any information furnished to it or its representatives.

5.10.         Receivables. From and after the Closing, if Purchaser or its Affiliates receives or collects any funds relating to any Excluded Asset, Purchaser or its Affiliate shall remit any such funds to the applicable Seller within five Business Days after its receipt thereof.

5.11.         Purchaser Receivables. From and after the Closing, if Seller or its Affiliates receives or collects any funds relating to any Purchased Asset, Seller or its Affiliate shall remit any such funds to the applicable Purchaser within five Business Days after its receipt thereof.

5.12.         Employees. Effective as of the Closing Date, Purchaser, in its sole discretion, shall have the right (but no obligation whatsoever) to offer employment to the employees of Seller on Schedule 5.12. Such employees of Seller who accept such offers are, as of the time they first perform services for Purchaser, referred to herein as the “Transferred Employees”. Unless otherwise specifically agreed to by Purchaser, all such offers shall be on an “at will” basis. Purchaser shall provide the Transferred Employees the same level of pay, bonuses and employee benefits as the Transferred Employees received from Seller prior to the Closing Date, and the Transferred Employees shall receive credit for their years of employment with Seller for purposes of Purchaser’s benefits, plans and programs. Seller shall provide Purchaser all information relating to each Transferred Employee as Purchaser may reasonably require and Seller may legally provide in connection with its employment of such persons, including, without limitation, initial employment date, termination dates, reemployment dates, hours of service, compensation and tax withholding history in a form that will be usable by Purchaser.

5.13.        Governmental Approvals and Consents. Each party hereto shall, as promptly as possible, use its commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the Related Agreements, including those set forth on Section 5.13 of the Disclosure Schedule. Each party shall cooperate with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

(b)             Seller and Purchaser each will, upon request by the other, furnish the other with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Purchaser, Seller or any of their respective subsidiaries to any third party and/or any Governmental Authority in connection with the transactions contemplated by this Agreement.

(c)             Seller and Purchaser shall, subject to applicable Law, promptly (i) cooperate and coordinate with the other in the taking of the actions contemplated by Section 5.13(a) and (ii) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall, subject to applicable Law, promptly inform the other party or parties hereto, as the case may be, of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement. If Seller or Purchaser receive a request for additional information or documentary material from any Governmental Authority with respect to the transactions contemplated by this Agreement, then it shall use commercially reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation (subject to Applicable Law) with the other party, an appropriate response in compliance with such request, and, if permitted by Applicable Law and by any applicable Governmental Authority, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any Governmental Authority in respect of any filing made thereto in connection with the transactions contemplated by this Agreement.

5.14.       Integration. Purchaser shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the OTCQB such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

ARTICLE VI

SURVIVAL; INDEMNIFICATION

6.1.         Survival. The representations and warranties of the Parties contained herein or in any other certificate or other writing delivered pursuant hereto shall survive the Closing and shall expire on the date that is twelve (12) months after the Closing Date (the “Survival Period”); provided, however, that (a) the representations and warranties of Seller contained in Sections 3.1 (Organization and Corporate Power), 3.2 (Due Authorization), 3.3 (No Violation; Consents) and 3.16 (Financial Advisors/Broker Fees) shall survive the Closing indefinitely and (b) the representations and warranties of Seller contained in 3.8 (Tangible Assets), 3.13 (Taxes) and 3.14 (Entire Interest; All Assets) shall survive the Closing and expire on the date that is five years from the date of this Agreement (the representations and warranties of Seller referenced in clauses (a) and (b), collectively, the “Special Representations”).

6.2.          Indemnification by Seller. Seller agrees to indemnify Purchaser and each of its Affiliates and their respective officers, directors, employees and agents (collectively, “Purchaser Indemnitees”) against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them arising out of or relating to any of the following:

(a)              any breach of or any inaccuracy in any representation or warranty made by Seller pursuant to this Agreement;

(b)              any breach of or failure by Seller to perform any covenant or obligation of Seller set forth in this Agreement;

(c)              any Liabilities not expressly assumed hereunder (including any Liability for any Excluded Tax);

(d)              the use, operation or ownership of any of the Acquired Assets or the Business on or prior to the Closing Date whether discovered prior to, on or after the Closing Date;

(e)              notwithstanding Section 8.2, the Bulk Sales Laws or any failure to comply therewith; and

(f)              any operations of the Seller following the Closing.

6.3.         Indemnification by Purchaser. Purchaser agrees to indemnify Seller and each of its Affiliates, officers, directors, employees and agents (collectively, “Seller Indemnitees”) against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them arising out of or relating to any of the following:

(a)              any breach of or any inaccuracy in any representation or warranty made by Purchaser pursuant to this Agreement;

(b)             any breach of or failure by Purchaser to perform any covenant or obligation of Purchaser set out or contemplated in this Agreement; and

(c)              Liabilities and obligations to the extent relating to Purchaser’s operation of the Business and the Acquired Assets on and after the Closing; provided, however, that such Losses do not relate to Losses for which any Purchaser Indemnitee is entitled to indemnification under this Agreement.

6.4.          Limitations on Indemnification Obligations.

(a)              Purchaser Indemnitees shall not be entitled to receive amounts pursuant to Section 6.2(a) (other than for Losses relating to breaches of the Special Representations) for any individual item or series of related items based on substantially the same facts and circumstances where the Losses relating to such item or series of related items based on substantially the same facts and circumstances are less than $10,000, and such Losses shall not be applied against the Basket.

(b)             Seller shall not have any obligation to indemnify Purchaser Indemnitees with respect to Losses arising under Section 6.2(a) (other than pursuant to breaches or inaccuracies in any of the Special Representations) until the aggregate amount of all Losses thereunder exceeds $50,000 (the “Basket”); provided, however, that once such aggregate amount of such Losses exceeds the Basket, Seller shall be liable for the entire amount of such Losses otherwise recoverable under Section 6.2(a).

(c)             Seller shall not have any obligation to indemnify Purchaser Indemnitees with respect to Losses arising under Section 6.2(a) (other than pursuant to breaches or inaccuracies in any of the Special Representations) in excess of an aggregate amount equal to $1,000,000 (the “Cap”). Seller shall not have any obligation to indemnify Purchaser Indemnitees with respect to Losses arising under Section 6.2(a) pursuant to a breach or inaccuracy of a Special Representation or Section 6.2(b) in excess of an aggregate amount equal to $2,000,000.

(d)             Notwithstanding anything to the contrary in this Agreement, each Party’s rights to indemnification and any other recovery under law or equity with respect to Losses based upon fraud, willful misconduct or intentional misrepresentation, shall not be limited in any way, including by any of the terms and conditions of this Agreement.

6.5.          Indemnification Procedures.

(a)             Notice of Claims; Assumption of Defense. The indemnified Party shall give prompt notice to the indemnifying Party, in accordance with the terms of Section 8.3, of the assertion of any claim, or the commencement of any suit, action or proceeding by any Person, in respect of which indemnity may be sought hereunder, specifying with reasonable particularity the basis therefor and giving the indemnifying Party such information with respect thereto as the indemnifying Party may reasonably request, but the giving of such notice shall not be a condition precedent to indemnification hereunder (unless the indemnifying Party is actually prejudiced by the failure to give notice). The indemnifying Party may, at its own expense, (i) participate in the defense of any claim, suit, action or proceeding and (ii) upon notice to the indemnified Party and the indemnifying Party’s written agreement that the indemnified Party is entitled to indemnification pursuant to Section 6.2 or Section 6.3 for Losses arising out of such claim, suit, action or proceeding, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, however, that (A) the indemnifying Party’s counsel is reasonably satisfactory to the indemnified Party; (B) the indemnifying Party has confirmed in writing its responsibility for such Losses to such indemnified Party under Section 6.2 or 6.3, as applicable and (C) the indemnifying Party shall thereafter consult with the indemnified Party upon the indemnified Party’s reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the indemnifying Party assumes such defense, the indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying Party. If, however, in the opinion of the indemnified Party’s counsel, the representation by the indemnifying Party’s counsel of both the indemnifying Party and the indemnified Party would present such counsel with a conflict of interest, then such indemnified Party may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the indemnifying Party shall pay the fees and disbursements of such separate counsel. Whether or not the indemnifying Party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the Parties shall cooperate in the defense or prosecution thereof.

(b)             Settlement or Compromise. Any settlement or compromise made or caused to be made by the indemnified Party or the indemnifying Party, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in this Section 6.5 shall also be binding upon the indemnifying Party or the indemnified Party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that the indemnifying Party shall not settle or compromise any such claim, or otherwise acknowledge or admit the validity of such claim or any Liability in respect thereof if such settlement, compromise, acknowledgement or admission (i) would result in an order, injunction or other equitable remedy in respect of the indemnified Party or would otherwise have a direct adverse effect upon the indemnified Party’s continuing operations, (ii) would give rise to any Liability on the part of the indemnified Party for which the indemnifying Party shall have not agreement in writing that such indemnifying Party is solely obligated to satisfy and discharge the claim, (iii) would result in Liabilities which, taken together with other existing claims under this Article VII, would not be fully indemnified hereunder, or (iv) would reasonably be expected to increase the Liability of the indemnified Party for Taxes after the Closing Date; in each case, without the prior written consent of the indemnified Party, which consent will not be unreasonably withheld or delayed. The indemnified Party will give the indemnifying Party at least 30 days’ notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the indemnifying Party may assume the defense of, and responsibility for, such claim, suit, action or proceeding and if it does so the proposed settlement or compromise may not be made.

(c)              Failure of Indemnifying Party to Act. In the event that the indemnifying Party does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the indemnified Party to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the indemnifying Party of its obligations hereunder; provided, however, that the indemnified Party shall have given the indemnifying Party at least 30 days’ notice of its proposed failure to defend or participate and affords the indemnifying Party the opportunity to assume the defense thereof prior to the end of such period.

(d)              Procedure for Indemnification. Upon becoming aware of a claim for indemnification hereunder (whether as a result of any claim, suit, action or proceeding of the kind referred to in this Section 6.5 or in connection with any Losses which the indemnified Party deems to be within the ambit of this Article VII or otherwise), the indemnified Party shall give, in accordance with the terms of Section 8.3, notice of such claim (a “Claim Notice”) to the indemnifying Party, providing reasonable detail of how the claim has arisen and an estimate (if possible) of the amount the indemnified Party reasonably anticipates that it will be entitled to on account of indemnification by the indemnifying Party. If the indemnifying Party does not object to such indemnification claim within thirty (30) days of receiving notice thereof, the amount of such Claim Notice shall be deemed final and undisputed and the indemnified Party shall be entitled to recover the amount of such claim.

6.6.          Calculation of Indemnity Payments. The amount of any Loss for which indemnification is provided under this Article VI shall be net of any amounts recovered or recoverable by the indemnified Party under insurance policies with respect to such Loss and shall be (a) increased to take account of any net Tax cost actually incurred by the indemnified Party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (b) reduced to take account of any net Tax benefit actually realized by the indemnified Party arising from the incurrence or payment of any such indemnified amount. In computing the amount of any such Tax cost or Tax benefit, the indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified amount. For purposes of determining the existence of, and calculating the amount of, any Losses arising out of or resulting from any breach of any representation or warranty of any Party set forth in this Agreement, any reference to “Material Adverse Effect” or “materiality” or other correlative terms in such representations or warranties shall be disregarded.

6.7.          Right of Setoff. With respect to claims for Losses under this Article VII by any Purchaser Indemnitee, such Purchaser Indemnitee shall have the right to demand from Seller satisfaction of such excess amounts:

(a)              First, by payment of cash; and

(b)             Second, through a set-off against any amounts owed by Purchaser to Seller under this Agreement or any Related Agreement.

For the avoidance of doubt, neither the exercise of nor the failure to exercise such right of setoff or to give a notice of a claim under the Escrow Agreement will constitute an election of remedies or limit Purchaser in any manner in the enforcement of any other remedies that may be available to it.

6.8.          Tax Treatment of Indemnity Payments. For all Tax purposes, Purchaser and Seller agree to treat (and shall cause each of their respective Affiliates to treat) any indemnity payment under this Agreement as an adjustment to the Purchase Price, unless otherwise required by Law.

6.9.          Expiration of Claims. The ability of any Purchaser Indemnitee to receive indemnification from Seller under Section 6.2(a) (other than pursuant to breaches or inaccuracies in any of the Special Representations), shall terminate upon expiration of the Survival Period. If a Purchaser Indemnitee made a claim for indemnification pursuant to Section 6.2(a) prior to the expiration of the Survival Period, such claim and the right to be indemnified hereunder with respect to such claim shall survive the expiration of the Survival Period until the final resolution of such claim and the payment of all indemnifiable amounts with respect thereto (if any).

ARTICLE VII

TAX MATTERS

7.1.          Allocation of Taxes. For purposes of this Agreement, if any Tax (or Tax refund) relates to a period that begins on or before and ends after the Closing Date, the Parties shall use the following conventions for determining the portion of such Tax (or Tax refund) that relates to a Pre-Closing Tax Period and the portion that relates to a Post-Closing Tax Period: (a) in the case of property Taxes and other similar Taxes imposed on a periodic basis, the amount of Taxes (or Tax refunds) attributable to the Pre-Closing Tax Period shall be determined by multiplying the Taxes for the entire period by a fraction, the numerator of which is the number of calendar days in the portion of the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period, and the remaining amount of such Taxes (or Tax refunds) shall be attributable to the Post-Closing Tax Period; and (b) in the case of all other Taxes (including income Taxes, employment Taxes and sales and use Taxes), the amount of Taxes (or Tax refunds) attributable to the Pre-Closing Tax Period shall be determined as if a separate return was filed for the period ending as of the end of the day on the Closing Date using a “closing of the books methodology,” and the remaining amount of the Taxes (or Tax refunds) for such period shall be attributable to the Post-Closing Tax Period. For purposes of clause (b), any item determined on an annual or periodic basis (including amortization and depreciation deductions and the effects of graduated rates) shall be allocated to the portion of the period ending on the Closing Date based on the mechanics set forth in clause (a) for periodic Taxes.

7.2.          Cooperation on Tax Matters. Purchaser and Seller shall (a) assist in the preparation and timely filing of any Tax Return relating to the Business or the Acquired Assets; (b) assist in any audit or other proceeding with respect to Taxes or Tax Returns relating to the Business or the Acquired Assets; (c) retain for the full period of any statute of limitations and make available any information, records, or other documents relating to any Taxes or Tax Returns relating to the Business or the Acquired Assets; (d) provide any information required to allow Purchaser or Seller to comply with all information reporting or withholding requirements contained in the Code or other applicable Laws; and (e) provide certificates or forms, and timely execute any Tax Return that are necessary or appropriate to establish an exemption for (or reduction in) any Transfer Tax.

7.3.          Transfer Taxes. Any and all goods and services, sales, use, purchase and transfer Taxes, including any value added, excise, stock transfer, gross receipts, stamp duty, real estate transfer and real, personal, or intangible property transfer Taxes and other such Taxes and any conveyance fees or recording charges due by reason of the transfer of the Acquired Assets, including any interest or penalties in respect thereof (the “Transfer Taxes”) shall be paid fifty percent (50%) by Seller and fifty percent (50%) by Purchaser. Purchaser shall make any required filings with respect to Transfer Taxes and Seller shall promptly pay its portion of Transfer Taxes to Purchaser.

7.4.          Tax Refunds. All refunds for Taxes that are Excluded Taxes shall be for the benefit of Seller; provided, however, any refund for any such Tax that Purchaser paid that Seller has not indemnified for under this Agreement shall be for the benefit of Purchaser. To the extent Purchaser receives a refund that is for the benefit of Seller, Purchaser shall promptly pay the amount of such refund to Seller (without interest, other than interest received from the applicable Governmental Authority, and net of any out-of-pocket costs or Taxes incurred by Purchaser with respect to obtaining such refund). All refunds for Taxes (other than Excluded Taxes), and all refunds for Taxes attributable to the Acquired Assets, the Business, or any employee of the Business or Seller for any Post-Closing Tax Period shall be for the benefit of Purchaser. To the extent Seller receives a refund that is for the benefit of Purchaser, Seller shall promptly pay the amount of such refund to Purchaser (without interest, other than interest received from the applicable Governmental Authority, and net of any reasonable out-of-pocket costs or Taxes incurred by Seller with respect to obtaining such refund).

ARTICLE VIII

TERMINATION

8.1.          This Agreement may be terminated at any time prior to the Closing:

(a)              by the mutual written consent of Purchaser and Seller;

(b)              by Purchaser, if there has been a violation or breach by Seller of any covenant, representation or warranty of Seller contained in this Agreement that would prevent the satisfaction of any condition to the obligation of Purchaser to consummate the Closing, and such violation or breach has not been expressly waived in writing by Purchaser, or has not been cured by Seller within thirty (30) days after written notice thereof from Purchaser (or has not been cured by Seller within five (5) days after written notice thereof from Purchaser in the event such Seller fails to consummate the Closing on the second Business Day following satisfaction or waiver of each of the conditions set forth in Article II (other than conditions that are to be satisfied at Closing)).

(c)              by Seller, if there has been a violation or breach by Purchaser of any covenant, representation or warranty contained in this Agreement that would prevent the satisfaction of any condition to the obligations of Seller to consummate the Closing, and such violation or breach has not been expressly waived in writing by Seller, or has not been cured by Purchaser within thirty (30) days after written notice thereof from Seller (or has not been cured by Purchaser within five (5) days after written notice thereof from Seller in the event Purchaser fails to consummate the Closing on the second Business Day following satisfaction or waiver of each of the conditions set forth in Article II (other than conditions that are to be satisfied at Closing)).

(d)              by either Purchaser or Seller, if the transactions contemplated hereby have not been consummated on or prior to June 30, 2018 (the “Termination Date”); provided, that (i) if the satisfaction, or waiver by the appropriate party, of all of the conditions contained in Article II hereof (other than those conditions that by their terms or nature are to be satisfied at the Closing) occurs two Business Days or less prior to the Termination Date, then neither Purchaser nor Seller shall be permitted to terminate this Agreement pursuant to this Section 8.1(d) until the third Business Day after the Termination Date; and (ii) neither Purchaser nor Seller shall be entitled to terminate this Agreement pursuant to this Section 8.1(d) if such Person’s or its Affiliates’ breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

(e)              by either Purchaser or Seller, if any Governmental Authority issues any order, judgment, injunction, decree or other legally binding pronouncement permanently enjoining, restraining or otherwise prohibiting the transactions contemplated hereby, which shall have become final and non-appealable; provided, that the party seeking termination of this Agreement pursuant to this Section 8.1(e) used commercially reasonable efforts (in accordance with the terms of this Agreement and Section 5.12) to resist and otherwise challenge the entry of such order, judgment, injunction, decree or other legally binding pronouncement.

8.2.          Effect of Termination. In the event of any termination of this Agreement as provided above, this Agreement shall immediately become void and of no further force or effect (other than this Section 8.2 and Article IX hereof, which shall survive the termination of this Agreement in accordance with their terms), and there shall be no liability on the part of any of Purchaser or Seller to any other party hereunder, except that each party hereto shall be liable for any fraud or any willful breach of this Agreement that was committed prior to such termination. For purposes of clarification, if a party does not consummate the transactions contemplated hereby at the time required hereby in circumstances in which all of the conditions set forth in Section 2.4 or 2.5, as applicable, have been satisfied (or could be satisfied at the Closing), such circumstance or failure to close shall be deemed to be a willful breach of this Agreement.

ARTICLE IX

MISCELLANEOUS

9.1.          Expenses. Seller, on the one hand, and Purchaser, on the other hand, shall each pay its own expenses (including the fees and expenses of their respective agents, representatives, counsel and accountants) incidental to the preparation, negotiation, and consummation of this Agreement and the transactions contemplated hereby.

9.2.          Bulk Sales Laws. The Parties waive compliance with the requirements of the applicable Bulk Sales Laws in connection with the consummation of the transactions contemplated hereby.

9.3.          Notices. Any notice, request, demand or other communication given by any Party under this Agreement (each a “notice”) shall be in writing, may be given by a Party or its legal counsel, and shall be deemed to be duly given (a) when personally delivered, or (b) upon delivery by an internationally recognized express courier service which provides evidence of delivery, or (c) when three (3) days have elapsed after its transmittal by registered or certified mail, postage prepaid, return receipt requested, addressed to the Party to whom directed at that Party’s address as it appears below or another address of which that Party has given notice, (d) when delivered by facsimile transmission if a copy thereof is also delivered in person or by overnight courier, or (e) on the date of transmission if sent by electronic mail. Notices of address change shall be effective only upon receipt notwithstanding the provisions of the foregoing sentence.

If to Seller, to:

Pioneer Power Solutions, Inc.
400 Kelby Street, 12th Floor

Fort Lee, New Jersey
Attn: Nathan Mazurek, Chief Executive Officer
Email: nmazurek@pioneerpowersolutions.com

with a copy to:

Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, NY 10112
Attn: Rick A. Werner
Email: rick.werner@haynesboone.com

If to Purchaser, to:

CleanSpark, Inc.

6365 Nancy Ridge Drive, Fl. 2

San Diego, California 92121
Attn: Zachary Bradford, President
Facsimile: N/A

Email: zach@cleanspark.com

with a copy to:

The Doney Law Firm
Attn: Scott Doney

Facsimile: N/A
Email: scott@doneylawfirm.com

9.4.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement or any part thereof, may not be assigned without the prior written consent of the other Parties, which consent may be withheld in the sole discretion of the other Parties; provided, however, that Purchaser may, without the consent of Seller, (a) collaterally assign its rights under this Agreement to any Person that provides funds to Purchaser or its Affiliates, (b) assign any or all of its rights and obligations to one or more Affiliates of Purchaser or (c) assign any or all of its rights and obligations to any acquirer of all or substantially all of the Business, whether by merger, asset purchase, stock purchase or otherwise.

9.5.          Entire Agreement; Modification. This Agreement supersedes all prior agreements and understandings between the Parties or any of their respective Affiliates (written or oral) relating to the subject matter hereof, and is intended to be the entire and complete statement of the terms of the agreement between the Parties, and may be amended or modified only by a written instrument executed by the Parties. The waiver by one Party of any breach of this Agreement by the other Parties shall not be considered to be a waiver of any succeeding breach (whether of a similar or a dissimilar nature) of any such provision or other provision or a waiver of any such provision itself. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any Party.

9.6.          Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

9.7.          Governing Law. This Agreement shall be exclusively interpreted and governed by the Laws of the State of Delaware, without regard to its conflict of law provisions.

9.8.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

9.9.          Further Assurances. Each of the Parties shall execute such documents and other papers and take such further actions as may be required to carry out the provisions hereof and the transactions contemplated hereby, including for the purpose of vesting Purchaser with full right, title and interest in, to and under, and/or possession of all of the assets used in the Business (other than the Excluded Assets), including such assets owned by any Person (other than Seller) that is an Affiliate of Seller.

9.10.        Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.11.         No Third Party Beneficiaries. Neither this Agreement nor any provision hereof is intended to confer upon any Person (other than the Parties and as provided in Section 9.4(a)) any rights or remedies hereunder. Without limiting the generality of the immediately preceding sentence, no employee of Seller shall acquire any rights or remedies as a result of this Agreement, and the employees of Seller shall have no right whatsoever to enforce any provision of this Agreement.

9.12.        Consent to Jurisdiction. The Parties hereby irrevocably consent and voluntarily submit in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby to personal jurisdiction in the State of Delaware in and by the federal, state and local courts located in the State of Delaware, and agree that they may be served with process in any such action by certified or registered mail, return receipt requested, as provided in Section 9.3 hereof, or to their respective registered agents for service of process in the state of their incorporation. The Parties each irrevocably and unconditionally waives and agrees not to plead, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action with respect to this Agreement.

9.13.         Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

9.14.        Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, references in this Agreement to Articles, Sections and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. All references to contracts, agreements, leases or other arrangements shall refer to oral as well as written matters. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE X

DEFINITIONS

10.1.         Definitions. The following terms shall have the following meanings for purposes of this Agreement.

“Action” shall mean any (a) Order, suit, litigation, proceeding, hearing, arbitration, action, settlement agreement, corporate integrity agreement or audit or (b) claim, charge, complaint, demand, investigation or dispute.

“Affiliate” as applied to any Person, shall mean (a) any other Person directly or indirectly controlling, controlled by, or under common control with, that Person or (b) any director or executive officer with respect to such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, and such “control” will be presumed if any Person owns 30% or more of the voting capital stock or other ownership interests, directly or indirectly, of any other Person.

“Bulk Sales Laws” shall mean the Laws of any jurisdiction relating to bulk sales which are applicable to the sale of the Acquired Assets by Seller hereunder.

“Business” shall mean the manufacture and sale of switchboard and switchgear.

“Business Day” shall mean any day other than (a) a Saturday or Sunday or (b) a day on which banks are authorized to close in New York, New York.

“Cash” shall mean for Seller, as of any date of determination, the aggregate amount of unencumbered cash of Seller.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Contract” shall mean any contract, lease, commitment, sales order, purchase order, agreement, indenture, mortgage, note, bond, instrument, plan or license.

“Employee” shall mean any and all current and former employees of Seller involved in the Business.

“Equipment” shall have the meaning ascribed to such term in Exhibit B hereto.

“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

“Excluded Taxes” shall mean any Liability for the following Taxes (whether such Liability is direct or as a result of transferee or successor liability, joint and/or several liability, pursuant to a Contract or other agreement, a result of filing a Tax Return, pursuant to an adjustment or assessment by a Governmental Authority, by an obligation to withhold, or otherwise, and, in each case, whether disputed or not): (a) Taxes of Seller (including all income, franchise, net worth or other similar Taxes of, or imposed on, Seller and Taxes that relate to any employee of the Business or Seller); and (b) Taxes that relate to the Business or the Acquired Assets for only the Pre-Closing Tax Period. For avoidance of doubt, Transfer Taxes shall not be treated as an Excluded Tax and shall be governed by Section 7.4.

“Firm” shall mean Vrakas, S.C., located at 445 South Moorland Road, Suite 400, Brookfield, WI 53005 (“Vrakas”) or, if Vrakas is unable to serve, another impartial nationally recognized firm of independent certified public accountants mutually appointed by Buyer and Seller.

“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time.

“Governmental Authority” shall mean the government of the United States or any foreign country or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government entities established to perform such functions.

“Indebtedness” shall mean, without duplication (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with United States generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (f) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (h) all contingent obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above;

“Intellectual Property” means all worldwide (a) trade names, trademarks, service marks, certification marks, trade dress, Internet domain names and social media accounts, all applications and registrations for any of the foregoing, all renewals and extensions thereof and all goodwill of the Business associated with any of the foregoing (“Trademarks”); (b) patents, utility models and industrial design registrations and applications for any of the foregoing, including all provisionals, continuations, continuations-in-part, divisionals, reissues, reexaminations, extensions and renewals; (c) works of authorship and copyrights, including software and databases, all applications and registrations for the foregoing, all renewals and extensions thereof and all moral rights associated with any of the foregoing; (d) trade secrets and proprietary information, including confidential and proprietary information and know-how, inventions (whether or not patentable), invention disclosures, algorithms, designs, drawings, prototypes, business methods, processes, discoveries, ideas, formulae, manufacturing techniques, specifications, and engineering data, (e) all moral and economic rights of authors or inventors, however denominated, (f) any similar or equivalent rights to any of the foregoing throughout the world, (g) all copies and tangible embodiments of any of the foregoing (in whatever form or medium), and (h) all rights to sue and recover damages for past, present and future infringement, misappropriation or other violations of any of the foregoing.

“Law” shall mean any law, statute, regulation, ordinance, rule, rule of common law, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority, including state, federal and foreign criminal and civil laws and/or related regulations.

“Leased Assets” shall mean all tangible assets subject to any personal property leases, or otherwise leased by Seller in connection with the operation of the Business.

“Liabilities” shall mean any debt, claim, obligation or liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether matured or unmatured, whether liquidated or unliquidated and whether due or to become due), including those arising under any Law or Contract and including any liability for Taxes.

“Lien” shall mean, with respect to any property or asset, any security interest, lien, charge, mortgage, deed, assignment, pledge, hypothecation, encumbrance, servitude, easement, encroachment, lease or sublease, restriction, claim, judgment, option, right of first offer, right of first refusal or interest of another Person of any kind or nature.

“Losses” shall mean all Liabilities, losses, costs, damages, Taxes, penalties or expenses (including attorneys’ fees and expenses and costs of investigation and litigation).

“Order” shall mean any judgment, order, direction, decree, stipulation, injunction, writ, charge or other restriction of any Governmental Authority.

“Ordinary Course of Business” shall mean the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“OTCQB” shall mean the OTCQB Marketplace operated by the OTC Markets Group, Inc.

“Pension Liabilities” shall mean any current or future obligations, liabilities or underfunding in relation to pension plans, retiree medical and any other long-term pension, welfare or benefit plans and any similar plans, programs and obligations.

“Permitted Liens” means, collectively:

(a)              Those items set forth in Section 3.8 of the Disclosure Schedule;

(b)              Liens for Taxes not yet due and payable;

(c)              mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the Ordinary Course of Business or amounts that are not delinquent and which are not, individually or in the aggregate, material to the Business or the Acquired Assets;

(d)             easements, rights of way, zoning ordinances and other similar encumbrances affecting leased real property which are not, individually or in the aggregate, material to the Business or the Acquired Assets, which do not prohibit or interfere with the current operation of any leased real property and which do not render title to any leased real property unmarketable;

(e)              liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business which are not, individually or in the aggregate, material to the Business or the Acquired Assets.

“Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a Governmental Authority (or any department, agency, or political subdivision thereof).

“Pioneer” means Pioneer Power Solutions, Inc.

“Pioneer Reports” means collectively, the forms, statements, reports and documents filed with or furnished to the SEC since January 1, 2016, and those filed with or furnished to the SEC subsequent to the date of this Agreement, including any amendments thereto, by Pioneer.

“Post-Closing Tax Period” shall mean any Tax period (or portion thereof) beginning on or after the day immediately following the Closing Date.

“Pre-Closing Tax Period” shall mean any Tax period (or portion thereof) that ends on or prior to the Closing Date.

“Professional” means any Person employed, engaged by or otherwise providing services for or on behalf of Seller, for which a license from any board or other Governmental Authority regulating professional services is required.

“Purchaser Common Stock” shall mean the common stock, $0.001 par value per share, of Purchaser.

“Purchaser Material Adverse Effect” shall mean a material and adverse effect on (a) the results of the operations or financial condition or assets of Purchaser, or (b) the ability of Purchaser to consummate timely its obligations under this Agreement; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which Purchaser operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Seller; (vi) any matter of which Seller is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with Purchaser; (ix) any natural or man-made disaster or acts of God; or (x) any failure by Purchaser to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).

“Related Agreements” shall mean all agreements, instruments and documents executed and delivered under this Agreement or in connection herewith.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities” shall mean, collectively, the Note, the Shares, the Warrants and the Warrant Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller’s Knowledge” shall mean the actual knowledge of Nathan Mazurek, assuming reasonable investigation has been made regarding the relevant matter, after reviewing this Agreement.

“Seller Material Adverse Effect” shall mean a material and adverse effect on (a) the results of the operations or financial condition of the Business and/or the Acquired Assets, or (b) the ability of Seller to consummate timely its obligations under this Agreement; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Purchaser; (vi) any matter of which Purchaser is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Seller and the Business; (ix) any natural or man-made disaster or acts of God; or (x) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).

“Tax” or “Taxes” shall mean any federal, state, local, or foreign taxes, charges, fees, duties, levies, or other assessments, including gross income, net income, gross receipts, net receipts, capital gains, gross proceeds, net proceeds, ad valorem, profits, license, payroll, employment, excise, severance, stamp, lease, occupation, equalization, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property (whether tangible or intangible), sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, charges or fees of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” shall mean any return (including estimated), declaration, report, claim for refund, or information return or statement relating to Taxes, filed, or to be filed, with a Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

10.2.         Other Defined Terms. The following terms are defined in the sections indicated.

$1.60 Warrant	1.5(a)(iv)
$2.00 Warrant	1.5(a)(v)
Acquired Assets	1.1
Acquired Records	1.1(c)
Agreement	preamble
Applicable Date	3.5(b)
Assigned Leases	1.1(j)
Assumed Contracts	1.1(a)
Assumed Liabilities	1.3
Balance Sheet	3.5(a)
Balance Sheet Date	3.5(a)
Basket	6.4(a)
Bill of Sale	2.2(a)
Business Intellectual Property	1.1(e)
Cap	6.4(c)
Claim Notice	6.5(d)
Closing	2.1
Closing Date	2.1

Disclosure Schedule	Article III
Equipment Lease	1.5(a)(ii)
Excluded Assets	1.2
Excluded Liabilities	1.4
Financial Statements	3.5(a)(ii)
Historical Financials	3.5(a)(ii)
Interim Financials	3.5(a)(i)
Inventories	1.1(b)
Material Contracts	3.4(a)
Material Customers	3.16(a)
Material Suppliers	3.16(b)
notice	8.3
Net Value	1.5(a)(i)
Net Value Statement	1.6(a)
Note	1.5(a)(i)
Notice of Disagreement	1.6(b)
Parties	preamble
Permits	1.1(f)
Purchase Price	1.4(a)(ii)
Purchase Price Allocation Schedule	1.8
Purchaser	preamble
Purchaser Balance Sheet	4.6(c)
Purchaser Indemnitees	6.2
Purchaser Preferred Stock	4.2
Purchaser SEC Documents	4.6(a)
Seller	preamble
Seller Indemnitees	7.3
Special Representations	7.1
Survival Period	6.1
Termination Date	8.1(d)
Third Party Intellectual Property	3.9(a)
Transfer Taxes	7.3
Transferred Employees	5.11
Warrants	1.5(a)(v)
Warrant Shares	1.5(a)(v)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

PURCHASER:

CLEANSPARK, INC.

By:
Name:
Title:

SELLER:

PIONEER CUSTOM ELECTRIC PRODUCTS CORP.

By:
Name:
Title:

[Signature Page to Asset Purchase Agreement]

EXHIBIT A

Form of Promissory Note

See attached.

EXHIBIT A

THIS CONVERTIBLE PROMISSORY NOTE AND ANY SECURITIES INTO WHICH THIS CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

$[●]	[●], 2018

SENIOR CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, CleanSpark, Inc., a Nevada corporation (the “Borrower”), hereby unconditionally promises to pay to the order of Pioneer Custom Electric Products, Corp., a Delaware corporation, or its assigns (the “Noteholder”, and together with the Borrower, the “Parties”), the principal amount of $[●] 1 (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (the “Note”).

1.       Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Affiliate” means as to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Applicable Rate” means the rate equal to nine percent (9%) per annum.

“Borrower” has the meaning set forth in the introductory paragraph.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Capital Expenditures” with respect to any Person, means the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets, software or additions to equipment (including replacements, capitalized repairs and improvements) which are required to be capitalized under GAAP on the balance sheet of such Person.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Conversion Rate” has the meaning set forth in Section 5(a).

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

1 NTD: To be equal to the net carrying value of the current assets and liabilities of the Business at the Closing.

“Debt” of the Borrower, means all (a) indebtedness for borrowed money, (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business, (c) obligations evidenced by notes, bonds, debentures or other similar instruments, (d) obligations as lessee under capital leases, (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies, (f) obligations under acceptance facilities and letters of credit, (g) any other obligation that is the functional equivalent of borrowing even if not required to be recorded as a liability on the balance sheet of Borrower, (h) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (g) of a Person other than the Borrower and (h) indebtedness set out in clauses (a) through (h) of any Person other than the Borrower secured by any lien on any asset of the Borrower, whether or not such indebtedness has been assumed by the Borrower.

“Default” means any of the events specified in Section 10 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 10 would, unless cured or waived, become an Event of Default.

“Default Rate” means, at any time, twenty-seven percent (27%).

“Event of Default” has the meaning set forth in Section 10.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supranational bodies such as the European Union or the European Central Bank).

“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or other security interest.

“Loan” has the meaning set forth in the introductory paragraph.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower, (b) the validity or enforceability of the Note, (c) the rights or remedies of the Noteholder hereunder or (d) the Borrower’s ability to perform any of its material payment obligations hereunder.

“Maturity Date” means the earlier of (a) [●], 2019 2, and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 11.

“Minimum Monthly Payment” means $[●].

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Parties” has the meaning set forth in the introductory paragraph.

“Payment Date” means the last day of each month commencing on the first such date to occur after the six month anniversary of the execution of this Note.

“Permitted Debt” means Debt (a) existing or arising under this Note, (b) existing as of the date of this Note and set forth on Schedule 1, (c) which may be incurred by the Borrower after the date hereof provided that that amount of such Debt does not exceed $2,500,000 in the aggregate outstanding at any time and (d) secured by Liens permitted under clause (e) of the definition of “Permitted Liens” hereunder.

“Permitted Liens” means:

(a)       Liens for taxes, fees, assessments or other government charges or levies not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established;

(b)      non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established;

(c)       Liens in favor of the Noteholder arising under this Note;

(d)       Liens existing as of the date of this Note and set forth on Schedule 2;

(e)       purchase money Liens and capital leases on equipment acquired or held by Borrower incurred in connection with financing the acquisition of such equipment, provided that (i) such Liens are confined to such equipment and the proceeds thereof and (ii) the obligations secured by such Liens do not in the aggregate exceed $100,000;

(f)       Liens in favor of financial institutions for customary banking fees arising in connection with Borrower’s deposit and/or securities accounts; provided, that the amounts of such customary banking fees secured by such Liens do not exceed $10,000 in the aggregate; and

(g)       Liens arising in connection with Debt permitted under clause (c) of the definition of “Permitted Debt” hereunder.

2 NTD: Maturity Date to be 18 months from the Closing Date.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

“Subsidiary” shall mean, with respect to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries of such Person has more than a 50% equity interest.

2.            Minimum Monthly Payment; Final Payment Date; Optional Prepayments.

(a)       Minimum Monthly Payment. The Minimum Monthly Payment shall be payable monthly to the Noteholder on each Payment Date 3.

(b)       Final Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on the Maturity Date.

(c)       Prepayment. Borrower may prepay the principal under this Note upon twenty Business Days prior written notice to the Lender without premium or penalty. Any such prepayment must be accompanied by the accrued and unpaid interest on the principal being prepaid through the date of prepayment. No prepaid amount may be reborrowed.

3.            Interest.

(a)       Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from the date the Loan was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

(b)       Interest Payment Date. Interest shall be payable in cash monthly in arrears to the Noteholder on each Payment Date.

(c)       Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.

(d)       Computation of Interest. All computations of interest shall be made on the basis of a year of 360 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which the Loan is made, and shall not accrue on the Loan for the day on which it is paid.

(e)       Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.

3 NTD: Minimum monthly payment to be equal to principal of the Note on the closing date divided by 12.

4.            Payment Mechanics.

(a)          Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 PM Eastern Time on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

(b)          Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.

(c)          Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

(d)          Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

5.            Conversion.

(a)          Conversion at the Option of the Lender. At any time, and from time to time, on or prior to the repayment in full of this Note, the Noteholder may, in its sole discretion, convert all or any portion of the principal amount of the Loan into a number of fully paid and nonassessable shares of Common Stock equal to quotient of the (1) the principal amount to be converted and (2) a price per share equal to $[●] 4 (the “Conversion Rate”), as such amount may be adjusted from time to time pursuant to Section 5(b). Any accrued but unpaid interest on the principal amount of the Loan at the time the Loan is converted into shares of Common Stock as provided in the preceding sentence shall be immediately paid in cash to the Noteholder on the date of conversion or, at the option of the Noteholder, converted into shares of Common Stock at the Conversion Rate.

(b)          Adjustment to Conversion Rate - Dilution and Other Events. In order to prevent dilution of the rights granted under this Note, the Conversion Rate will be subject to adjustment from time to time as provided in this Section 5(b).

(i)       If the Company at any time subdivides (by any stock split, stock dividend, re-capitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately adjusted. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately adjusted.

(ii)      Upon any merger, recapitalization, reorganization, reclassification, consolidation or similar transaction of the Company, the Noteholder shall have the right thereafter to convert this Note only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, recapitalization, reorganization, reclassification, consolidation or similar transaction, and the Noteholder shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Company into which this Note could have been converted immediately prior to such event would have been entitled. This provision shall similarly apply to successive mergers, recapitalizations, reorganizations, reclassifications, consolidations or similar transactions.

4 NTD: To be equal to the FMV of CleanSpark common stock on the Closing Date.

(c)           Issuance of Certificates. As soon as is reasonably practicable after a conversion has been effected by the delivery to the Borrower of a conversion notice in the form attached hereto as Exhibit A (but in any event within two (2) Business Days thereafter), the Borrower shall deliver to the Noteholder a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and in such denomination or denominations as the Noteholder may specify.

(d)           No Fractional Shares. If any fractional share of Common Stock, except for the provisions hereof, be deliverable upon conversion of this Note, the Borrower, in lieu of delivering such fractional share, shall pay an amount equal to the value of such fractional share, as determined by the per share conversion price used to effect such conversion.

(e)           Issuance Costs. The issuance of certificates for shares of capital stock issuable upon conversion of this Note shall be made without charge to the Noteholder for any documentary stamp tax in respect thereof or other cost incurred by the Borrower in connection with such conversion and the related issuance of such shares of Common Stock; provided, that the Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Noteholder so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Borrower the amount of such tax or shall have established to the satisfaction of the Borrower that such tax has been paid. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(f)            Compliance with Laws and Regulations. The Borrower shall take all such actions as may be necessary to assure that all shares of capital stock issued upon conversion of this Note may be so issued without violation of any applicable law or governmental regulation or any requirement of any domestic securities exchange upon which such shares of capital stock may be listed (except for official notice of issuance which shall be immediately delivered by the Borrower upon such issuance).

6.            Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder on the date hereof as follows:

(a)           Existence; Compliance With Laws. The Borrower is (i) a corporation duly incorporated, validly existing and in good standing under the laws of the state of its jurisdiction of organization and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and (ii) in compliance with all Laws and Orders except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           Power and Authority. The Borrower has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

(c)           Capitalization. The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock or equity interests, options and other securities of the Company and each of its Subsidiaries (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock or equity interests of the Company or such Subsidiaries) is set forth in Schedule 3 hereto. Neither the Company nor any of its Subsidiaries has issued any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock or equity interests, or securities or rights convertible or exchangeable into shares of Common Stock or equity interests. Except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Borrower (or in any agreement of the Borrower providing rights to security holders) and the issuance and sale of the Note and Common Stock upon conversion of the Note will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Noteholder) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities.

(d)           Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note.

(e)           No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note.

(f)            No Violations. The execution and delivery of this Note and the consummation by the Borrower of the transactions contemplated hereby do not and will not (i) violate any provision of the Borrower’s organizational documents, (ii) violate any Law or Order applicable to the Borrower or by which any of its properties or assets may be bound or (iii) constitute a default under any material agreement or contract by which the Borrower may be bound.

(g)           Enforceability. The Note is a valid, legal and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(h)           No Litigation. No action, suit, litigation, investigation or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its property or assets (i) with respect to the Note or any of the transactions contemplated hereby or (ii) that would be expected to materially adversely affect the Borrower’s financial condition or the ability of the Borrower to perform its obligations under the Note.

7.            Affirmative Covenants. Until all amounts outstanding in this Note have been paid in full, the Borrower shall:

(a)           Maintenance of Existence. (i) Preserve, renew and maintain in full force and effect its corporate or organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)           Financial Statements. As soon as practicable (and in any event within 30 days) after the end of each fiscal quarter, furnish to the Noteholder unaudited interim and year-to-date financial statements as of the end of such quarter (prepared on a consolidated and consolidating basis, if applicable, in accordance with GAAP)), consisting of a balance sheet and related statements of income, profit and loss and cash flows, provided, that the Borrower may deliver such financial statements to the Noteholder by timely filing with the U.S. Securities and Exchange Commission its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q, provided that such reports include all required audited or unaudited financial statements of the Company, as applicable.

(c)           Compliance. Comply with (i) all of the terms and provisions of its organizational documents, (ii) its obligations under its material contracts and agreements and (iii) all Laws and Orders applicable to it and its business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(d)           Payment Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books.

(e)           Notice of Events of Default. As soon as possible and in any event within two (2) Business Days after it becomes aware that a Default or an Event of Default has occurred, notify the Noteholder in writing of the nature and extent of such Default or Event of Default and the action, if any, it has taken or proposes to take with respect to such Default or Event of Default.

(f)            Further Assurances. Upon the request of the Noteholder, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note.

8.            Negative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower shall not:

(a)           Indebtedness. Incur, create or assume any Debt, other than Permitted Debt.

(b)           Liens. Incur, create, assume or suffer to exist any Lien on any of its property or assets, whether now owned or hereinafter acquired except for Permitted Liens.

(c)           Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $50,000 in any six month period.

(d)           Distributions. Declare or pay any dividends or make any distribution of any kind on the Company’s capital stock other than dividends on the Common Stock payable in Common Stock, or purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company’s capital stock, any Options, any Convertible Securities or other rights to acquire shares of capital stock of the Company.

9.             Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

(a)           Failure to Pay. The Borrower fails to pay (i) any principal amount of the Loan when due or (ii) interest or any other amount when due and such failure continues for 5 days after written notice is provided by the Lender.

(b)          Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

(c)          Breach of Covenants. The Borrower fails to observe or perform (x) any covenant, condition or agreement contained in Section 8 or (ii) any other covenant, obligation, condition or agreement contained in this Note other than those specified in Section 9(a) and such failure continues for 5 days.

(d)          Cross-Defaults. The Borrower fails to pay when due any of its Debt (other than Debt arising under this Note) or any interest or premium thereon when due (whether by scheduled maturity, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt.

(e)          Bankruptcy.

(i)       the Borrower commences any case, proceeding or other action (A) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(ii)      there is commenced against the Borrower any case, proceeding or other action of a nature referred to in Section 9(e)(i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 30 days;

(iii)     there is commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof;

(iv)     the Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 9(e)(i), Section 9(e)(ii) or Section 9(e)(iii) above; or

(v)      the Borrower is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

(f)           Judgments. One or more judgments or decrees shall be entered against the Borrower and all of such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof.

(g)          Material Adverse Effect. The occurrence or existence of any event or condition that, in the Noteholder’s reasonable and good faith judgment, has had or would have or result in a Material Adverse Effect.

10.          Remedies. Upon the occurrence of any Event of Default, and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Borrower (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under applicable Law; provided, however that, if an Event of Default described in Section 9(e) shall occur, the principal of and accrued interest on the Loan shall automatically become immediately due and payable without any notice, declaration or other act on the part of the Noteholder.

11.          Miscellaneous.

(a)          Notices.

(i)           All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

(A)          If to the Borrower:

CleanSpark, Inc.

6365 Nancy Ridge Drive, Fl. 2

San Diego, CA 92121

Attn: Zachary Bradford, President

Facsimile: N/A

E-mail: zach@cleanspark.com

(B)          If to the Noteholder:

Pioneer Custom Electric Products, Corp.

c/o Pioneer Power Solutions, Inc.

400 Kelby Street - 12th Floor

Fort Lee, NJ 07024

Attn: Nathan J. Mazurek

Telephone: (212) 867-0700

Facsimile: (212) 867-1325

E-mail: nathan@pioneerpowersolutions.com

(ii)           Notices if (A) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (B) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); and (C) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

(b)          Expenses. The Borrower shall reimburse the Noteholder on demand for all reasonable out-of-pocket costs, expenses and fees (including reasonable expenses and fees of its counsel) incurred by the Noteholder in connection with the enforcement of the Noteholder’s rights hereunder.

(c)          Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note, and the transactions contemplated hereby shall be governed by the laws of the State of Delaware.

(d)          Submission to Jurisdiction.

(i)            The Borrower hereby irrevocably and unconditionally (A) agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought in the courts of the State of Delaware or of the United States of America for the District of Delaware and (B) submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Borrower in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(ii)           Nothing in this Section 11(d) shall affect the right of the Noteholder to (A) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower or (B) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

(e)          Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 11(d) and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(f)           Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

(g)          Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

(h)          Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any Person. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

(i)           Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

(j)           Interpretation. For purposes of this Note (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”, (ii) the word “or” is not exclusive and (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Schedules, Exhibits and Sections mean the Schedules, Exhibits and Sections of this Note; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(k)           Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

(l)            Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

(m)          No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(n)           Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. Law §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

(o)           Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has executed this Note as of [DATE].

CLEANSPARK, INC.

By
Name:
Title:

SCHEDULE 1

DEBT

SCHEDULE 2

LIENS

SCHEDULE 3

CAPITALIZATION

EXHIBIT A

CLEANSPARK, INC.

CONVERSION NOTICE

Reference is made to the Senior Convertible Note (the “Note”) issued to the undersigned by CleanSpark, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the principal amount of the Loan (as defined in the Note) of the Note into shares of common stock of the Company (the “Common Stock”), as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization (signature):

By:

Title:

Dated:

EXHIBIT B

Form of Equipment Lease Agreement

See attached.

EXHIBIT B

EQUIPMENT LEASE AGREEMENT

This Equipment Lease Agreement (this “Lease” together with any renewals, and restatements of, and amendments and supplements thereto) is dated as of ___________, 2018, between Pioneer Custom Electric Products Corp. (“Lessor”), a Delaware corporation, and CleanSpark, Inc. (“Lessee”), a Nevada corporation. Lessor and Lessee agree as follows:

1.             Lease. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the shop equipment (collectively, the “Equipment”) specifically listed in Appendix “A” to this Lease.

a.	Term. Unless earlier terminated as provided herein, the term of the lease provided under this Lease shall be for a period commencing on ___________, 2018 and expiring on ___________, 2021 (such period referred to herein as the “Initial Term”).

b.	Renewal Term. Provided that Lessee is not then in Default, unless Lessee shall have earlier exercised its option to purchase the Equipment, Lessee shall have the option to renew the lease of the Equipment at the expiration of the Initial Term with respect to all but not less than all of the Equipment, on the terms and conditions of this Lease (including – but not limited to – the Rent), for two renewal terms of twelve (12) months each (each such twelve month period referred to herein as a “Renewal Term”).

i.	Lessee shall exercise such option to renew the Initial Term (or the first Renewal Term, if applicable) by issuing written notice to Lessor of Lessee’s intent to commence a Renewal Term, such notice to be received by Lessor at least (30) days prior written notice prior to the expiration of the Initial Term (or the first Renewal Term, if applicable).

ii.	The first Renewal Term shall commence immediately upon the expiration of the Initial Term, and shall continue, unless earlier terminated as provided herein, until ___________, 2022.

iii.	The second Renewal Term shall commence immediately upon the expiration of the Initial Term, and shall continue, unless earlier terminated as provided herein, until ___________, 2023.

c.	Purchase Option. During the Term, provided no Default has occurred and is then continuing, Lessee will have an option to purchase all, but not less than all, of the Equipment. The purchase price shall be $1,000,000, payable in cash or by wire transfer of immediately available funds.

2.            Nature of Transaction.

a.	General. This Lease is intended to be a true lease and not a sale of the Equipment. Title to the Equipment shall at all times remain in Lessor.

b.	Lien. Should a court of competent jurisdiction determine that this Lease is not a true lease, but rather one intended as security, then solely in that event and for the expressly limited purposes thereof, Lessee shall be deemed to have hereby granted Lessor a security interest in the Equipment and all accessions, substitutions and replacements thereto and therefore, and proceeds thereof, to secure the prompt payment and performance as and when due of all obligations of Lessee to Lessor pursuant to this Lease or otherwise, now existing or hereafter created.

c .	Disclaimer of Warranties. Lessor makes no warranties, express or implied, as to any matter whatsoever, including, without limitation, title to, design, operation, condition, or quality of the material or workmanship in, the Equipment, its merchantability or its fitness for any particular purpose, and Lessor hereby disclaims all such warranties; it being understood that the Equipment is leased to Lessee “AS IS, WHERE IS.” In no event shall Lessor be liable for any indirect, special or consequential damages.

d.	Asset Purchase Agreement. This Lease is the “ Equipment Lease” referred to in the Asset Purchase Agreement (herein so called) dated as of __________________, 2018, executed by and between Lessor and Lessee.

3.             Use; Operation.

a.	Lessee shall maintain the exclusive possession, operation, and control of the Equipment. Lessee shall not: (i) sell, assign, transfer, pledge, hypothecate or otherwise dispose of the Equipment or any interest therein, (ii) rent, sublet or lend the Equipment to anyone, or (iii) permit the Equipment to be used by anyone other than its qualified employees.

b .	Lessee shall operate be Equipment for the sole use and benefit of Lessor. Any obligations accrued by either party during the term of this Lease shall survive the termination of this Lease.

4.             Maintenance Responsibility: Lessee shall, at Lessee’s cost and expense, (a) keep Equipment in good repair, good operating condition, appearance and working order in compliance with the manufacturer’s recommendations; and (b) perform recommended maintenance, repair, and obtain required inspections, of the Equipment. Upon the expiration of this Lease, the Equipment shall be returned to Lessor in the condition required by this Lease.

5.              Rent. The rent and other amounts payable by Lessee to Lessor under this Lease shall be $7,500 each month during the Term, due to Lessor, in advance, for each month or portion of a month beginning on ___________, 2018 and continuing for each month that this Lease is in effect. Lessee shall pay all Rents hereunder to Lessor, its successors or assigns, at Lessor’s address set forth above (or as otherwise directed in writing by Lessor, its successors or assigns), whether or not Lessee has received any notice that such payment is due. LESSEE’S OBLIGATION TO PAY RENT AND OTHER OBLIGATIONS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL AND ARE NOT SUBJECT TO ANY ABATEMENT, SET OFF, DEFENSES, CLAIMS, COUNTERCLAIMS, OR RIGHT OF CANCELLATION OR TERMINATION FOR ANY REASON WHATSOEVER, AND LESSEE SHALL NOT DEDUCT ANY AMOUNT OR DAMAGES FROM OR REDUCE ANY RENT OR OTHER ITEMS PAYABLE UNDER A LEASE FOR ANY REASON WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, ITS SUCCESSORS OR ASSIGNS.

6.             License: Lessee shall be responsible for applicable state and federal licensing and permitting, together with associated fees.

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7.             Taxes, Assessments, Encumbrances: Lessee shall pay all taxes, assessments, or governmental charges imposed on or against the Equipment. Lessee shall at all times keep Equipment free and clear from all liens and encumbrances of any kind or nature other than those created by, through or under Lessor.

8.             Insurance: Throughout the duration of this Lease, including while the Equipment is in the possession of Lessee or a third party, Lessee at its own expense shall maintain (i) commercial general liability insurance (naming Lessor or its assigns as additional insured) for bodily injury and property damage resulting from the maintenance, use or transport of the Equipment and (ii) property insurance (naming Lessor and/or its assigns as sole loss payee) covering all risks of loss or damage to the Equipment from any cause whatsoever including, without limitation, property damage, liability, fire, theft, vandalism, malicious mischief and all other risks. All insurance will be from an insurer(s) and in a form and amount reasonably satisfactory to Lessor and generally consistent with industry standards. Upon Lessor’s request, Lessee shall deliver to Lessor the certificates of such insurance (and each renewal or replacement thereof) and upon request by Lessor the original policies and evidence of the payment of the premiums for such insurance policies. All policies will provide that no cancellation or material modification of such insurance shall be effective without thirty days prior written notice to Lessor. Lessee authorizes Lessor to communicate with Lessee’s insurance agent or insurance company to confirm compliance with all insurance requirements. Lessee acknowledges and agrees that Lessee’s insurance agent or insurance company is authorized to communicate with Lessor regarding insurance coverage for the Equipment and to provide Lessor with copies of policies and proof of payment of the premiums for such insurance. If the policy is not in compliance with the requirements of the Lease, Lessee authorizes Lessor to order said coverage (at Lessee’s expense) from Lessee’s insurance agent or insurance company. If Lessee fails to obtain such coverage, Lessor may place coverage at Lessee’s expense. Lessee acknowledges that any such replacement coverage will benefit Lessor only, will be at a cost higher than insurance Lessee might otherwise obtain, and may result in profit to Lessor. Lessor is, however, not offering to sell insurance, is not in the insurance industry and is not obligated to place such insurance and any loss incurred during any period in which coverage is not in place shall be borne by Lessee. Lessor may, at its own expense, for its own benefit, purchase insurance in excess of that required under this Lease.

9.             Indemnification: Lessee shall be responsible for and shall indemnify, defend and save harmless Lessor and its owned, controlled, affiliated, subsidiary, associated, interrelated and operated companies and the stockholders, directors, officers, agents, employees and representatives of each, from and against – on an after tax basis – any and all liabilities, causes of action, claims, suits, penalties, damages, losses, costs or expenses (including attorneys’ fees), obligations, liabilities, demands and judgments (collectively, a “Liability”) arising out of or in any way related to: (a) Lessee’s failure to perform any covenant under this Lease; (b) the possession, rental, sublease, operation, use, maintenance, control, loss, damage, destruction, removal, storage, surrender, sale, condition, delivery, return or other disposition of or any other matter relating to any of the Equipment; or (c) injury to persons, property or the environment including any Liability based on strict liability in tort, negligence, breach of warranties or Lessee’s failure to comply fully with applicable law or regulatory requirements; provided, that the foregoing indemnity shall not extend to any Liability to the extent resulting solely from the gross negligence or willful misconduct of Lessor.

Lessor shall be responsible for and shall indemnify, defend and save harmless Lessee and its owned, controlled, affiliated, subsidiary, associated, interrelated and operated companies and the stockholders, directors, officers, agents, employees and representatives of each from and against from and against – on an after tax basis – any and all Liabilities arising out of or in any way related to injury to persons, property or the environment including any Liability based on strict liability in tort, negligence, breach of warranties arising out of the gross negligence or willful misconduct of Lessor, its officers, employees, agent, representatives and subcontractors.

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10.          Assignment: This Lease and all addenda or amendments hereto shall be binding upon and inure to the benefit of the successors of Lessor and Lessee. Each Lease and all rights and obligations of Lessor thereunder shall be assignable by Lessor without Lessee’s consent, but Lessee shall not be obligated to any assignee of Lessor except after written notice of such assignment from Lessor. Following such assignment (i) solely for the purpose of determining assignee’s rights under a Lease, the term “ Lessor ” shall be deemed to include or refer to Lessor’s assignee, (ii) such assignee shall have all the rights and benefits of Lessor under a Lease, but none of Lessor’s obligations (except as expressly agreed in writing), (iii) Lessee shall make all payments as directed by such assignee, (iv) Lessee shall provide Lessor with a copy of any notices sent by Lessee to such assignee regarding a Lease; and (v) Lessee agrees that it will not assert against any assignee any claim, defense, counterclaim or offset that Lessee may have against Lessor. Without the prior written consent of Lessor, Lessee shall not assign, sell or transfer a Lease or its interests hereunder, in any manner including but not limited to, an assignment due to sale, merger, liquidation, sub-lease, change of ownership or change-in-control, with respect to the Equipment covered thereby.

11.           Damages and Loss: Lessee has inspected and assumes the entire risk of loss or damage to the Equipment unless loss or damage is a direct result or defect of Equipment prior to the execution of this Lease. In the event of loss due to Lessee’s negligence, Lessee shall have the option to exercise one of the following remedies:

a.	Repair the Equipment to its previous serviceable condition; or

b.	Replace the Equipment with a like piece of equipment acceptable to the Lessor, which shall become the property of the Lessor upon transfer of title; or

c.	Reimburse Lessor the replacement value for the Equipment.

12.           Compliance: Lessee agrees to operate said equipment in compliance with all state, federal, or regulating bodies having jurisdiction over the operation of said equipment and Lessee shall pay all fines or penalties levied because of failure to comply with the lawful operation of said equipment.

13.           Default; Remedies. (a) This Lease shall be considered to be in default when any of the following conditions occur (any of such events referred to herein as a “Default”): (i) Lessee’s failure to make prompt and timely payment of Rent or other charges, which default shall not have been cured within the five calendar days’ notice thereof from Lessor to Lessee; (ii) Lessee becomes insolvent or makes an assignment for the benefit of its creditors; (iii) a receiver, trustee, conservator or liquidator of Lessee of all or a substantial part of Lessee’s assets is appointed with or without the application or consent of Lessee; (iv) a petition is filed by or against Lessee under any bankruptcy, insolvency or similar law; (v) Lessee violates or fails to perform any provision of either this Lease, the Asset Purchase Agreement or any other loan, lease, promissory note or credit agreement or any acquisition or purchase agreement with Lessor, which default shall not have been cured within the five calendar days’ notice thereof from Lessor to Lessee; (vi) any filing by Lessee of a termination statement for any financing statement filed by Lessor while any obligations are owed by Lessee under this Lease.; or (vii) the occurrence of a default or event of default under the Asset Purchase Agreement, which default shall not have been cured within the five calendar days’ notice thereof from Lessor to Lessee.

(b) Upon the occurrence of a Default, Lessor may do one or more of the following as Lessor in its sole discretion shall elect: (i) proceed by appropriate court action to enforce performance by Lessee of this Lease or to recover damages, including incidental and consequential damages, for the breach thereof; (ii) cause Lessee, at its expense, promptly to assemble the Equipment and return the same to Lessor at such place as Lessor may designate in writing; (iii) by notice in writing to Lessee, cancel or terminate this Lease, without prejudice to any other remedies hereunder; (iv) enter upon the premises of Lessee or other premises where any Equipment may be located and, without notice to Lessee and with or without legal process, take possession of and remove all or any of the Equipment without liability to Lessee by reason of such entry or taking possession, and without such action constituting a cancellation or termination of this Lease unless Lessor notifies Lessee in writing to such effect; and (v) exercise any other right or remedy available to Lessor under applicable law. In addition, Lessee shall be liable for all reasonable costs, expenses, and legal fees incurred in enforcing Lessor’s rights under this Lease, before or in connection with litigation or arbitration and for any deficiency in the disposition of the Equipment. Lessor’s recovery hereunder shall in no event exceed the maximum recovery permitted by law.

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14.            Notices: All notices and other communications hereunder shall be in writing and shall be transmitted by hand, overnight courier or certified mail (return receipt requested), US postage prepaid. Such notices and other communications shall be effective upon the earlier of receipt or two days after mailing if mailed in accordance with the terms of this section. Such notices and other communications shall be addressed to the respective party at the address set forth below or or at such other address as any party may, from time to time, designate by notice duly given in accordance with this section.

Lessor:

Pioneer Custom Electric Products Corp.

c/o Pioneer Power Solutions, Inc.

400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

Attn: Nathan Mazurek, Chief Executive Officer

Email: nmazurek@pioneerpowersolutions.com

Lessee: CleanSpark, Inc. 6365 Nancy Ridge Drive, Fl. 2 San Diego, California 92121 Attn: Zachary Bradford, President Facsimile: [_____] Email: [_____]

15.            UCC Filings. Lessee hereby authorizes Lessor to authenticate and/or file all UCC financing statements and amendments that in Lessor’s sole discretion are deemed necessary or proper to secure or protect Lessor’s interest in the Equipment in all applicable jurisdictions. Lessee hereby ratifies, to the extent permitted by law, all that Lessor shall lawfully and in good faith do or cause to be done by reason of and in compliance with this section. Lessee shall provide written notice to Lessor at least thirty days prior to any contemplated change in Lessee’s name, jurisdiction of organization or chief executive office address.

16.            Miscellaneous. Time is of the essence with respect to this Lease. Any failure of Lessor to require strict performance by Lessee or any waiver by Lessor of any provision of this Lease shall not be construed as a consent or waiver of any provision of this Lease. Captions are intended for convenience or reference only, and shall not be construed to define, limit or describe the scope or intent of any provisions hereof. Lessee will promptly execute or otherwise authenticate and deliver to Lessor such further documents, instruments, assurances and other records and take such further action as Lessor may reasonably request in order to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder and thereunder. THIS LEASE IS BEING DELIVERED IN, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF DELAWARE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAWS.

Remainder of page intentionally blank; signature page follows

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IN WITNESS WHEREOF, the parties have caused this Lease to be signed by their duly authorized representatives, executed as of the date first herein specified.

LESSOR

BY

TITLE

DATE

LESSEE

BY

TITLE

DATE

Signature Page

APPENDIX “A ”

Appendix “A”

EXHIBIT C

Form of $1.60 Warrant

See attached.

EXHIBIT C

[FORM OF WARRANT]

CLEANSPARK, inc.

Warrant To Purchase Common Stock

Warrant No.: ______

Number of Shares of Common Stock: 1,000,000

Date of Issuance: [___], 2018 (“Issuance Date”)

CleanSpark, Inc., a company organized under the laws of Nevada (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged , [HOLDER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after [     ] (the “Initial Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below), one million (1,000,000) fully paid non-assessable shares of Common Stock (as defined below), subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to Purchase Common Stock (the “Warrants”) issued pursuant to that certain Asset Purchase Agreement, dated as of [___], 2018, by and between the Company and the Holder.

1.            EXERCISE OF WARRANT.

(a)          Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Initial Exercisability Date, in whole or in part, by delivery (whether via facsimile, electronic mail or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following the delivery of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or, if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder (until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full), nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares and the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. On or before the first (1st) Trading Day following the date on which the Holder has delivered the applicable Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice, to the Holder and the Company’s transfer agent (the “Transfer Agent”). So long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the third (3rd) Trading Day following the date on which the Exercise Notice has been delivered to the Company, or, if the Holder does not deliver the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the first (1st) Trading Day following the date on which the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered (such earlier date, the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any, including without limitation for same day processing. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Holder’s delivery of the Aggregate Exercise Price (or notice of a Cashless Exercise) with respect to such exercise. In addition to the Holder’s other rights hereunder, if the Company fails for any reason to deliver to the Holder the Warrant Shares subject to an Exercise Notice by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the Weighted Average Price of the Common Stock on the date of the applicable Exercise Notice), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

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(b)          Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.60 per share, subject to adjustment as provided herein.

(c)          Company’s Failure to Timely Deliver Securities. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 1(a) above pursuant to an exercise on or before the Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

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(d)          Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the Weighted Average Price on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 1(d).

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(e)          Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 11.

(f)         Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the other Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 1(f) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

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(g)          Required Reserve Amount.  So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g) be reduced other than in connection with any exercise of Warrants or such other event covered by Section 2(c) below.  The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on the number of shares of Common Stock issuable upon exercise of Warrants held by each holder thereof on the Issuance Date (without regard to any limitations on exercise) (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the Warrants then held by such holders thereof (without regard to any limitations on exercise).

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(h)          Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.

2.            ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)          Intentionally omitted.

(b)          Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(c)          Adjustment Upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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(d)          Intentionally Omitted.

3.             RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if, on or after the Issuance Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4.             PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)          Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time on or after the Issuance Date and on or prior to the Expiration Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

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(b)         Fundamental Transaction. In connection with a Fundamental Transaction that is a Liquid Sale, this Warrant shall terminate upon the closing of such Liquid Sale to the extent not previously exercised. In connection with a Fundamental Transaction that is not a Liquid Sale, the Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4(b), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction that is not a Liquid Sale, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction that is not a Liquid Sale and pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) (collectively, the “Corporate Event Consideration”) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). The provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. Notwithstanding the first sentence of this Section 4(b), in connection with any Fundamental Transaction that is a Liquid Sale and upon Holder’s written election to the Company, the Company shall cause this Warrant to be exchanged, on and as of the closing thereof, without a requirement of formal exercise, for the consideration that Holder would have received (less the Exercise Price) had Holder elected to exercise this Warrant in full as of immediately prior to the closing of such Liquid Sale. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

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5.             NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

6.             WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of any corporate action required to be specified in such notice.

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7.             REISSUANCE OF WARRANTS.

(a)          Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)          Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)          Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.

(d)          Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

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8.              NOTICES. Whenever notice is required to be given under this Warrant, including, without limitation, an Exercise Notice, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, electronic mail or by facsimile or (b) from outside the United States, by International Federal Express, electronic mail or facsimile, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express, two (2) Business Days after so mailed and (D) at the time of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 prior to 5:00 p.m. (New York time) on a Trading Day, (E) the next Trading Day after the date of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 on a day that is not a Trading Day or later than 5:00 p.m. (New York time) on any Trading Day and (F) if delivered by facsimile, upon electronic confirmation of delivery of such facsimile, and will be delivered and addressed as follows:

(i)	if to the Company, to: CleanSpark, Inc. 6365 Nancy Ridge Drive, Fl. 2 San Diego, California 92121 Attention: [ ] Facsimile: [ ] Email: [ ]

(ii)	if to the Holder, at such address or other contact information delivered by the Holder to Company or as is on the books and records of the Company.

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder; provided, further, that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9.             AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

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10.           GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 8(i) above or such other address as the Company subsequently delivers to the Holder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11.            DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

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12.           REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and any other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13.           TRANSFER. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company.

14.           SEVERABILITY; CONSTRUCTION; HEADINGS. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

15.           DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries, the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.

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16.           CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)          “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended.

(b)          “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(c)          “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 11. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(d)          “Bloomberg” means Bloomberg Financial Markets.

(e)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)           “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (iii) a merger in connection with a bona fide acquisition by the Company of any Person in which (x) the gross consideration paid, directly or indirectly, by the Company in such acquisition is not greater than 20% of the Company’s market capitalization as calculated on the date of the consummation of such merger and (y) such merger does not contemplate a change to the identity of a majority of the board of directors of the Company. Notwithstanding anything herein to the contrary, any transaction or series of transactions that, directly or indirectly, results in the Company or the Successor Entity not having Common Stock or common stock, as applicable, registered under the 1934 Act and listed on an Eligible Market shall be deemed a Change of Control.

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(g)         “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(h)          “Common Stock” means (i) the Company’s Common Stock, par value $0.0001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(i)           “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

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(j)           “Eligible Market” means The NASDAQ Capital Market, the NYSE American LLC, The NASDAQ Global Select Market, The NASDAQ Global Market, The New York Stock Exchange, Inc., or any securities exchange or market operated by the OTC Markets Group Inc.

(k)          “Expiration Date” means the date six (6) months after the Initial Exercisability Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

(l)           “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its shares of Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its shares of Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the Issuance Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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(m)        “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(n)          “Liquid Sale” means the closing of a Fundamental Transaction in which the consideration received by the Company and/or its stockholders, as applicable, consists solely of cash and/or Marketable Securities.

(o)          “Marketable Securities” in connection with a Fundamental Transaction means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by the Holder in connection with the Fundamental Transaction were the Holder to exercise this Warrant on or prior to the closing thereof is then traded on a national securities exchange or over-the-counter market, and (iii) following the closing of such Fundamental Transaction, the Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by the Holder in such Fundamental Transaction were the Holder to exercise this Warrant in full on or prior to the closing of such Fundamental Transaction, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Fundamental Transaction.

(p)          “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(q)          “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

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(r)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(s)          “Principal Market” means the OTCQB Marketplace operated by the OTC Markets Group, Inc.

(t)           “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Company’s primary trading market or quotation system with respect to the Common Stock that is in effect on the date of delivery of an applicable Exercise Notice.

(u)          “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(v)          “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(w)        “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

(x)          “Transaction Documents” means any agreement entered into by and between the Company and the Holder, as applicable.

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(y)          “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11 but with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

CLEANSPARK, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

CLEANSPARK, INC.

The undersigned holder hereby exercises the right to purchase _________________ shares of Common Stock (“Warrant Shares”) of CleanSpark, Inc., a company organized under the laws of Nevada (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.

Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________ a “Cashless Exercise” with respect to _______________ Warrant Shares.

2.

Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.

Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs           to issue the above indicated number of shares of Common Stock on or prior to the applicable Share Delivery Date.

CLEANSPARK, INC.

By:
Name:
Title:

EXHIBIT D

Form of $2.00 Warrant

See attached.

EXHIBIT D

[FORM OF WARRANT]

CLEANSPARK, inc.

Warrant To Purchase Common Stock

Warrant No.: _______

Number of Shares of Common Stock: 1,000,000

Date of Issuance: [___], 2018 (“Issuance Date”)

CleanSpark, Inc., a company organized under the laws of Nevada (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged , [HOLDER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after [        ] (the “Initial Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below), one million (1,000,000) fully paid non-assessable shares of Common Stock (as defined below), subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to Purchase Common Stock (the “Warrants”) issued pursuant to that certain Asset Purchase Agreement, dated as of [___], 2018, by and between the Company and the Holder.

1.              EXERCISE OF WARRANT.

(a)     Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Initial Exercisability Date, in whole or in part, by delivery (whether via facsimile, electronic mail or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following the delivery of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or, if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder (until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full), nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares and the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. On or before the first (1st) Trading Day following the date on which the Holder has delivered the applicable Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice, to the Holder and the Company’s transfer agent (the “Transfer Agent”). So long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the third (3rd) Trading Day following the date on which the Exercise Notice has been delivered to the Company, or, if the Holder does not deliver the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the first (1st) Trading Day following the date on which the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered (such earlier date, the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any, including without limitation for same day processing. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Holder’s delivery of the Aggregate Exercise Price (or notice of a Cashless Exercise) with respect to such exercise. In addition to the Holder’s other rights hereunder, if the Company fails for any reason to deliver to the Holder the Warrant Shares subject to an Exercise Notice by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the Weighted Average Price of the Common Stock on the date of the applicable Exercise Notice), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

(b)    Exercise Price. For purposes of this Warrant, “Exercise Price” means $2.00 per share, subject to adjustment as provided herein.

(c)     Company’s Failure to Timely Deliver Securities. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 1(a) above pursuant to an exercise on or before the Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(d)    Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the Weighted Average Price on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 1(d).

(e)      Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 11.

(f)     Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the other Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 1(f) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

(g)    Required Reserve Amount.  So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g) be reduced other than in connection with any exercise of Warrants or such other event covered by Section 2(c) below.  The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on the number of shares of Common Stock issuable upon exercise of Warrants held by each holder thereof on the Issuance Date (without regard to any limitations on exercise) (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the Warrants then held by such holders thereof (without regard to any limitations on exercise).

(h)    Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.

2.             ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)     Intentionally omitted.

(b)    Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(c)     Adjustment Upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(d)    Intentionally Omitted.

3.            RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if, on or after the Issuance Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4.            PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)          Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time on or after the Issuance Date and on or prior to the Expiration Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(b)         Fundamental Transaction. In connection with a Fundamental Transaction that is a Liquid Sale, this Warrant shall terminate upon the closing of such Liquid Sale to the extent not previously exercised. In connection with a Fundamental Transaction that is not a Liquid Sale, the Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4(b), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction that is not a Liquid Sale, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction that is not a Liquid Sale and pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) (collectively, the “Corporate Event Consideration”) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). The provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. Notwithstanding the first sentence of this Section 4(b), in connection with any Fundamental Transaction that is a Liquid Sale and upon Holder’s written election to the Company, the Company shall cause this Warrant to be exchanged, on and as of the closing thereof, without a requirement of formal exercise, for the consideration that Holder would have received (less the Exercise Price) had Holder elected to exercise this Warrant in full as of immediately prior to the closing of such Liquid Sale. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

5.       NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

6.       WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of any corporate action required to be specified in such notice.

7.            REISSUANCE OF WARRANTS.

(a)          Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)    Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)     Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.

(d)    Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.              NOTICES. Whenever notice is required to be given under this Warrant, including, without limitation, an Exercise Notice, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, electronic mail or by facsimile or (b) from outside the United States, by International Federal Express, electronic mail or facsimile, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express, two (2) Business Days after so mailed and (D) at the time of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 prior to 5:00 p.m. (New York time) on a Trading Day, (E) the next Trading Day after the date of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 on a day that is not a Trading Day or later than 5:00 p.m. (New York time) on any Trading Day and (F) if delivered by facsimile, upon electronic confirmation of delivery of such facsimile, and will be delivered and addressed as follows:

(i)	if to the Company, to: CleanSpark, Inc. 6365 Nancy Ridge Drive, Fl. 2 San Diego, California 92121 Attention: [ ] Facsimile: [ ] Email: [ ]

(ii)	if to the Holder, at such address or other contact information delivered by the Holder to Company or as is on the books and records of the Company.

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder; provided, further, that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9.       AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10.               GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 8(i) above or such other address as the Company subsequently delivers to the Holder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11.   DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

12.   REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and any other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13.   TRANSFER. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company.

14.   SEVERABILITY; CONSTRUCTION; HEADINGS. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

15.   DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries, the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.

16.           CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)     “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended.

(b)    “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(c)     “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 11. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(d)    “Bloomberg” means Bloomberg Financial Markets.

(e)     “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)     “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (iii) a merger in connection with a bona fide acquisition by the Company of any Person in which (x) the gross consideration paid, directly or indirectly, by the Company in such acquisition is not greater than 20% of the Company’s market capitalization as calculated on the date of the consummation of such merger and (y) such merger does not contemplate a change to the identity of a majority of the board of directors of the Company. Notwithstanding anything herein to the contrary, any transaction or series of transactions that, directly or indirectly, results in the Company or the Successor Entity not having Common Stock or common stock, as applicable, registered under the 1934 Act and listed on an Eligible Market shall be deemed a Change of Control.

(g)    “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(h)    “Common Stock” means (i) the Company’s Common Stock, par value $0.0001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(i)      “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(j)      “Eligible Market” means The NASDAQ Capital Market, the NYSE American LLC, The NASDAQ Global Select Market, The NASDAQ Global Market, The New York Stock Exchange, Inc., or any securities exchange or market operated by the OTC Markets Group Inc.

(k)     “Expiration Date” means the date six (6) months after the Initial Exercisability Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

(l)      “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its shares of Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its shares of Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the Issuance Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(m) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(n)    “Liquid Sale” means the closing of a Fundamental Transaction in which the consideration received by the Company and/or its stockholders, as applicable, consists solely of cash and/or Marketable Securities.

(o)    “Marketable Securities” in connection with a Fundamental Transaction means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by the Holder in connection with the Fundamental Transaction were the Holder to exercise this Warrant on or prior to the closing thereof is then traded on a national securities exchange or over-the-counter market, and (iii) following the closing of such Fundamental Transaction, the Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by the Holder in such Fundamental Transaction were the Holder to exercise this Warrant in full on or prior to the closing of such Fundamental Transaction, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Fundamental Transaction.

(p)    “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(q)    “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(r)      “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(s)     “Principal Market” means the OTCQB Marketplace operated by the OTC Markets Group, Inc.

(t)      “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Company’s primary trading market or quotation system with respect to the Common Stock that is in effect on the date of delivery of an applicable Exercise Notice.

(u)    “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(v)    “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(w) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

(x)    “Transaction Documents” means any agreement entered into by and between the Company and the Holder, as applicable.

(y)    “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11 but with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

CLEANSPARK, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

CLEANSPARK, INC.

The undersigned holder hereby exercises the right to purchase _________________ shares of Common Stock (“Warrant Shares”) of CleanSpark, Inc., a company organized under the laws of Nevada (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.

Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________ a “Cashless Exercise” with respect to _______________ Warrant Shares.

2.

Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.

Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

    Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs                    to issue the above indicated number of shares of Common Stock on or prior to the applicable Share Delivery Date.

CLEANSPARK, INC.

By:
Name:
Title:

EXHIBIT E

Form of Bill of Sale

See attached.

Exhibit E

BILL OF SALE

This BILL OF SALE (this “Bill of Sale”) is made and entered into as of [●], 2018 (the “Effective Date”) by Pioneer Custom Electric Products Corp, a Delaware corporation (“Seller”), in favor of CleanSpark Inc., a Nevada corporation (“Buyer”). Each of Buyer and Seller are sometimes referred to herein as a “Party” and together as the “Parties”. Any capitalized terms used in this Bill of Sale but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (defined below).

Whereas, Seller and Buyer are parties to that certain Asset Purchase Agreement, dated [●], 2018 (the “Purchase Agreement”), pursuant to which, among other things, Seller has agreed to sell, assign, transfer, convey and deliver to Buyer all of Seller’s right, title and interest in, to and under the Acquired Assets and the Assumed Liabilities, and Buyer has agreed to purchase the same;

WHEREAS, in connection with such purchase, on the Effective Date, the Purchase Agreement requires Buyer to assume and agree to pay, perform and discharge only the Assumed Liabilities and Seller to sell, assign, transfer, convey and deliver to Buyer (or Pioneer Custom Electric Products Corp., a Nevada corporation and Buyer’s wholly owned subsidiary) the Acquired Assets; .

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the terms and conditions of the Purchase Agreement, Seller does hereby agree with Buyer as follows:

1.	Bill of Sale from Seller. Contingent upon and effective as of the Closing of the transactions contemplated by the Purchase Agreement, Seller, in accordance with and subject to the terms and conditions of the Purchase Agreement, hereby irrevocably sells, assigns, transfers, conveys and delivers to Buyer all of Seller’s right, title and interest as of the Closing in, to and under all of the Acquired Assets (other than the Business Intellectual Property, each of which is being separately assigned or otherwise conveyed to Buyer) free and clear of all Liens.

2.	Excluded Assets. The Acquired Assets shall not include, and Buyer shall not purchase, acquire or otherwise obtain, any right, title or interest in, to or under any Excluded Assets.

3.	Binding Effect. All such Acquired Assets transferred pursuant to Section 1 of this Bill of Sale are hereby transferred unto Buyer and unto Buyer’s successors and assigns forever, and this Bill of Sale shall be binding on Seller and Seller’s successors and assigns.

4.	Subject to Purchase Agreement. The scope, nature and extent of the Acquired Assets are expressly set forth in the Purchase Agreement and the Seller Disclosure Letter thereto. Nothing contained herein shall itself change, amend, extend or alter (nor shall it be deemed or construed as changing, amending, extending or altering) the terms or conditions of the Purchase Agreement in any manner whatsoever. This Bill of Sale does not create or establish liabilities, rights or obligations not otherwise created or existing under or pursuant to the Purchase Agreement. In the event of any conflict or other difference between the Purchase Agreement and this Bill of Sale, the provisions of the Purchase Agreement shall control.

5.	No Additional Representations and Warranties. Buyer acknowledges that Seller makes no representation or warranty with respect to the assets being conveyed hereby except as specifically set forth in the Purchase Agreement.

6.	Assignment. This Bill of Sale will not be assignable by operation of Law or otherwise. Any purported assignment in violation of this Bill of Sale is void.

7.	Modification or Amendment. Subject to the provisions of the applicable Laws, the Parties may modify or amend this Bill of Sale, by written agreement executed and delivered by duly authorized officers of the respective Parties.

8.	No Third Party Beneficiaries. Buyer and Seller hereby agree that the terms and provisions set forth herein are solely for the benefit of the other Party hereto, in accordance with and subject to the terms of this Bill of Sale, and this Bill of Sale is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder.

9.	Governing Law and Venue. This Bill of Sale will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the law of the state of Delaware without regard to the conflicts of law principles thereof to the extent that such principles would direct a matter to another jurisdiction. The Parties hereby irrevocably submit to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware (the “Chosen Courts”) solely in respect of the interpretation and enforcement of the provisions of this Bill of Sale and of the documents referred to in this Bill of Sale, and in respect of the Asset Transaction and the other Transactions, and hereby waive, and agree not to assert, as a defense in any Action for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such Action may not be brought or is not maintainable in the Chosen Courts or that the Chosen Courts are an inconvenient forum or that the venue thereof may not be appropriate or that this Bill of Sale or any such document may not be enforced in or by the Chosen Courts, and the Parties irrevocably agree that all claims relating to such Action or transactions will be heard and determined in the Chosen Courts.

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10.	Severability. The provisions of this Bill of Sale will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Bill of Sale, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Bill of Sale and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

11.	Section Headings and Defined Terms. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Bill of Sale. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

12.	Counterparts. This Bill of Sale may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.

[Signature page follows]

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IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by the duly authorized officers of the Parties as of date first written above.

PIONEER CUSTOM ELECTRIC PRODUCTS CORP.

By:
Name: Title:

[Signature Page to Bill of Sale]

CLEANSPARK Inc.

By:
Name: Title

[Signature Page to Bill of Sale]